Exhibit 10.18

MASTER SERVICES AGREEMENT

This Master Services Agreement (the Agreement), effective May 5, 2005 (the Effective Date), is between VONAGE NETWORK INC., a Delaware corporation with a place of business at 2147 Route 27, Edison, New Jersey 08817 (Customer), and SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation with a place of business at 1525 Valley Center Parkway, Bethlehem, PA 18017 (Synchronoss).  The parties agree as follows:

1.  DEFINITIONS.

Deliverable means any work product resulting from the Services that is specifically identified in a Statement of Work and delivered to Customer by Synchronoss.

Services means the services defined in the applicable Statement of Work.

Statement of Work means any written work statement executed by the parties and containing such information as generally illustrated in Exhibit A attached hereto.

2.  SERVICES.

2.1  Engagement.  This Agreement will be implemented through one or more Statements of Work executed by the parties from time to time, and provides the terms and conditions applicable to all Statements of Work.  Any modification of these terms and conditions within a Statement of Work will apply only to that Statement of Work in which the modification is set forth.  Synchronoss will report to the Customer contact so designated in the applicable Statement of Work.

2.2  Services.  Synchronoss agrees to undertake the Services and to use commercially reasonable efforts to complete the Services in accordance with the descriptions and schedules specified therein.

2.3  Cooperation.  Customer acknowledges that the Services may be performed in cooperation with Customer personnel.  Customer will furnish to Synchronoss such (a) descriptions, specifications, materials, data and other information (Customer Information), (b) cooperation, technical assistance, resources and support, and (c) access to Customer’s equipment, systems and networks, as reasonably necessary or appropriate to perform the Services.  Customer hereby grants Synchronoss a nonexclusive and royalty-free right and license to use the Customer Information solely for the purpose of performing the Services.

2.4  Problems.  If Customer (or its third party licensors or vendors) fails to fulfill any of its responsibilities in a timely manner under Section 2.3 for any reason (including without limitation, changes, errors or omissions in Customer Information), which delays provision of the Services or results in additional costs, then Synchronoss may act as it deems prudent to mitigate such effects.  In such event, Customer agrees (a) to pay Synchronoss its reasonable additional costs and (b) that any delivery dates, milestones or other time limits specified for Synchronoss’s performance shall be appropriately extended.

3.  PROPRIETARY RIGHTS.

3.1  Customer Information.  Customer represents and warrants that it owns all right title and interest, or possesses sufficient license rights, in and to the Customer Information as may be necessary to authorize the use thereof contemplated by this Agreement.  Except for the limited rights and licenses expressly granted hereunder concerning the Customer Information, no other license is granted, no other use is permitted and Customer shall retain all right, title and interest in and to all Customer Information (including all intellectual property and proprietary rights therein).

3.2  Deliverables.  Unless otherwise agreed by the parties in writing, Synchronoss shall own all right, title and interest (including all intellectual property and other proprietary rights) in and to the Deliverables.  Upon payment in full therefor, Synchronoss agrees to grant Customer a nonexclusive, nontransferable right and license (without right to sublicense) to use such Deliverable internally, subject to any other rights or restrictions set forth in the Statement of Work.  Except for the limited rights and licenses expressly granted hereunder concerning the Deliverables, no other license is granted, no other use is permitted and Synchronoss (and its licensors) shall retain all right, title and interest in and to all Deliverables (including all intellectual property and proprietary rights therein).

3.3  Restrictions.  Except as expressly permitted in this Agreement, Customer shall not directly or indirectly (a) use any Synchronoss Confidential Information to create any software or documentation that is similar to any Deliverable, (b) disassemble, decompile, reverse engineer or use any other means to attempt to discover any source code or underlying ideas, algorithms or organization of any Deliverable (only to the extent these restrictions are expressly prohibited by applicable statutory law), (c) encumber, sublicense, transfer or distribute any Deliverable, (d) copy, create derivative works of or otherwise modify any Deliverable or (e) permit any third party to do so.  Customer will promptly notify Synchronoss in writing of any unauthorized use, reproduction or distribution of any Deliverable.

4.  CONFIDENTIALITY.

4.1  Scope.  The term Confidential Information means all trade secrets, know-how, inventions, developments, software and other financial, business or technical information that are disclosed by or for a party in relation to this Agreement (including all copies, analyses and derivatives thereof) and which are marked or otherwise identified as proprietary or confidential at the time of disclosure.  If the

Pages where confidential treatment has been requested are stamped, “Confidential Treatment Requested” and the redacted material has been separately filed with the Commission. All redacted material has been marked by three asterisks (***).

Confidential Information is provided orally, it shall be deemed to be confidential and proprietary if within ten (10) days after such oral disclosure, the disclosing party provides written notice (which may be in electronic form) to the receiving party identifying the Confidential Information, and indicating the oral communication shall be deemed Confidential Information.  Confidential Information shall not include any information that the receiving party can demonstrate is (a) rightfully furnished to it without restriction by a third party without breach of any obligation to the disclosing party, (b) generally available to the public without breach of this Agreement or (c) independently developed by it without reliance on such information.  All Deliverables and pricing information are deemed to be Synchronoss’s Confidential Information when marked as such.

4.2  Confidentiality.  Except for the specific rights granted by this Agreement, the receiving party shall not possess, access, use or disclose any of the other’s Confidential Information without its written consent, and shall take the same measures to prevent disclosure of Confidential Information as it takes to protect its own Confidential Information, and no event take less than commercially reasonable efforts.  Each party shall transmit Confidential Information only to persons who have a need to know such information in furtherance of this Agreement.  Confidential Information may be disclosed to either party’s and its Affiliates’ (defined as a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the party) officers and employees, and professional advisors, without the prior consent of the other party, only if such persons (i) are advised of this Agreement and (ii) have signed written confidential agreements containing terms substantially similar to those contained in this Section 4.  Each party shall be responsible for any breach of confidentiality by its employees and contractors.  Promptly after any termination of this Agreement (or at the disclosing party’s request at any other time), the receiving party shall return all of the other’s tangible Confidential Information, permanently erase all Confidential Information from any storage media and destroy all information, records and materials developed therefrom.  Each party may disclose only the general nature, but not the specific terms, of this Agreement without the prior consent of the other party; provided, either party may provide a copy of this Agreement or otherwise disclose its terms in connection with any financing transaction or due diligence inquiry.

5.  PAYMENTS.

5.1  Fees and Expenses.  Customer agrees to pay Synchronoss fees in the amounts and at the times specified in the applicable Statement of Work.  Subject to reasonable documentation, Customer agrees to reimburse Synchronoss for its costs and expenses in excess of [...***...] in any one (1) month, reasonably incurred in providing the Services; provided, that all such expenses must be approved in advance by Customer.

5.2  Payment Terms.  Unless specified otherwise, all amounts due hereunder shall be paid within 30 days after invoice in US dollars at Synchronoss’s address (or, at its option, to an account specified by Synchronoss).  Any amount not paid when due shall bear a late payment charge, until paid, at the rate of 0.5% per month or the maximum amount permitted by law, whichever is less.  Customer agrees to reimburse Synchronoss for all costs (including attorneys’ fees) incurred if it institutes an action to collect late payments.

5.3  Taxes.  All payments required by this Agreement are exclusive of federal, state, local and foreign taxes, duties, tariffs, levies, withholdings and similar assessments (including without limitation, sales taxes, use taxes and value added taxes), and Customer agrees to bear and be responsible for the payment of all such charges, excluding taxes based upon Synchronoss’s net income.

6. WARRANTY AND DISCLAIMERS.

6.1  Services.  Synchronoss warrants that the Services will be performed in a professional and workmanlike manner.  Any warranty claim under this Section 6.1 (“Services Warranty Claim”) must be made in writing within 30 days after performance of the nonconforming Service.  Synchronoss’s sole obligation and Customer’s exclusive remedy in respect thereof is to promptly and in a commercially reasonable time period, reperform the nonconforming Service or, at Synchronoss’s reasonable discretion, to terminate this Agreement in respect of the nonconforming Service and refund to Customer the fees paid therefor.

6.2  Deliverables.  Synchronoss warrants that, as delivered, the Deliverables will materially comply with the specification therefor described in the applicable Statement of Work.  Any warranty claim under this Section 6.2 (“Deliverables Warranty Claim”) must be made in writing within thirty (30) days after delivery of the Deliverable.  Synchronoss’s sole obligation and Customer’s exclusive remedy in respect thereof is to use reasonable efforts to promptly and in a commercially reasonable time period, revise, repair or replace the nonconforming Deliverable or, at Synchronoss’s reasonable discretion, to accept return of the nonconforming Deliverable and refund to Customer the fees paid for such Deliverable.

6.3 Disclaimers. EXCEPT AS SPECIFICALLY STATED HEREIN, THE DELIVERABLES AND SERVICES ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND.  SYNCHRONOSS DOES NOT WARRANT THAT:  THE DELIVERABLES WILL MEET CUSTOMER’S REQUIREMENTS; OPERATION OF THE DELIVERABLES WILL BE UNINTERRUPTED OR ERROR-FREE; OR ANY ERRORS WHICH MAY BE CONTAINED IN THE DELIVERABLES CAN OR WILL BE FIXED. TO THE FULLEST EXTENT PERMITTED BY

*** Confidential Treatment Requested

LAW, SYNCHRONOSS HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE DELIVERABLES AND SERVICES INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF ACCURACY, INTEGRATION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM ANY COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

7.  INDEMNIFICATION.

7.1  Infringement.  Except as provided below, Synchronoss shall (i) defend Customer against any claim by a third party that any Deliverable infringes a patent, or any copyright or trade secret, of such third party and (ii) indemnify Customer for settlement amounts or damages, liabilities, costs and expenses (including reasonable attorneys’ fees) finally awarded and arising out of such claim; provided, that (a) Customer promptly provides Synchronoss written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (b) Synchronoss shall have sole control and authority to defend, settle or compromise such claim.  If any Deliverable becomes or, in Synchronoss’s opinion, is likely to become the subject of any injunction preventing its use as contemplated herein, Synchronoss may, at its option (1) obtain for Customer the right to continue using such Deliverable or (2) upon Customer’s prior written approval (such approval not to be unreasonably delayed or withheld), replace or modify such Deliverable so that becomes non-infringing without substantially compromising its principal functions.  If (1) and (2) are not reasonably available to Synchronoss, then it may (3) terminate this Agreement upon written notice to Customer and, after return of the Deliverable, refund to Customer the depreciated value of such Deliverable (calculated as the fees paid therefor, amortized on a straight-line basis over a 3 year period from delivery).

7.2  Exclusions.  Synchronoss shall have no liability or obligation to Customer hereunder with respect to any claim based upon (a) any use of the Deliverable not strictly in accordance with this Agreement, (b) use of any Deliverable in an application or environment or on a platform or with devices for which it was not designed or contemplated, (c) alterations, combinations or enhancements of the Deliverable not created by Synchronoss, (d) that portion of any Deliverable which implements Customer’s requirements, (e) Customer’s continuing allegedly infringing activity after being notified thereof or its continuing use of any version of the Deliverable after being provided modifications that would have avoided the alleged infringement or (f) any intellectual property right in which Customer or any of its affiliates has an interest.

7.3  Entire Liability.  The foregoing states the entire liability of Synchronoss, and Customer’s exclusive remedy, with respect to any actual or alleged violation of intellectual property rights by any Deliverable or any part thereof or by its use or operation.

8.  LIMITATION OF LIABILITY.

EXCEPT IN THE CASE OF DEATH, BODILY INJURY OR FRAUD OR TO THE EXTENT THAT ANY EXCLUSION OR LIMITATION OF LIABILITY IS VOID, PROHIBITED OR UNENFORCEABLE BY APPLICABLE LAW, AND EXCEPT FOR ANY BREACH OF THE OBLIGATIONS SET FORTH IN SECTION 4, IN NO EVENT SHALL EITHER PARTY BE LIABLE CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION (WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), FOR ANY (A) MATTER BEYOND ITS REASONABLE CONTROL, (B) LOSS OF DATA, LOSS OR INTERRUPTION OF USE OF THE DELIVERABLE OR SERVICE, OR COST OF PROCURING SUBSTITUTE TECHNOLOGY, GOODS OR SERVICES, (C) INDIRECT, PUNITIVE, INCIDENTAL, RELIANCE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF BUSINESS, REVENUES, PROFITS OR GOODWILL OR (D) DIRECT DAMAGES, IN THE AGGREGATE, IN EXCESS OF THE AMOUNTS PAID TO IT (IN THE CASE OF SYNCHRONOSS) OR AMOUNTS PAYABLE BY IT (IN THE CASE OF CUSTOMER) HEREUNDER WITH RESPECT TO THE SERVICE OR DELIVERABLE THAT GAVE RISE TO THE CLAIM DURING THE 12-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THESE LIMITATIONS ARE INDEPENDENT FROM ALL OTHER PROVISIONS OF THIS AGREEMENT AND SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY REMEDY PROVIDED HEREIN.  NOTWITHSTANDING THE FOREGOING, THE LIMITATION IN SECTION 8(D) SHALL NOT APPLY IN RESPECT OF THE COST OF ANY DEFENSE THAT IS CONDUCTED UNDER SECTION 7.1(I) OR THE AMOUNT OF ANY AWARD OR SETTLEMENT THAT IS PAYABLE UNDER SECTION 7.1(II).

9.  TERM AND TERMINATION.

9.1  Term.  This Agreement shall commence on the Effective Date and continue in effect until the earlier of (a) expiration or termination of all Statements of Work or (b) the third anniversary of the Effective Date.

9.2  Convenience.  Subject to any other requirements set forth in the applicable Statement of Work, Customer may terminate any Statement of Work at any time for its convenience upon at least 90 days prior written notice to Synchronoss; provided, that together with such notice, Customer pays Synchronoss any amount then payable or past due.  After receipt of such notice and payment, Synchronoss shall commence winding down its performance of Services under the applicable Statement of Work in an orderly manner, and Customer shall remain liable to pay for Synchronoss’s efforts and non-cancelable expenses incurred prior to the effective date of termination.

9.3  Cause.  This Agreement may be earlier terminated (in whole, or in respect of any Statement of Work) by

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either party (a) if the other party materially breaches a provision of this Agreement and fails to cure such breach within 30 days (10 days in the case of any non-payment) after receiving written notice of such breach from the non-breaching party or (b) immediately upon written notice, if the other party makes any assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of any or all of the other party’s property, or the other party seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding or such a proceeding is instituted against the other party and is not dismissed within 90 days, or the other party becomes insolvent or, without a successor, dissolves, liquidates or otherwise fails to operate in the ordinary course.

9.4  Effects of Termination.  Upon expiration or termination of this Agreement for any reason, all rights, obligations and licenses of the parties hereunder shall cease, except that (a) Customer’s liability to pay for Services performed (and non-cancelable expenses incurred) prior to the termination date shall not be extinguished, and shall become due and payable on the termination date, (b) all other obligations that accrued prior to the effective date of termination and remedies for breach of this Agreement shall survive any termination and (c) the provisions of Sections 3 (Proprietary Rights), 4 (Confidentiality), 5 (Payments), 6 (Warranty and Disclaimers), 7 (Indemnification), 8 (Limitation of Liability), 10 (General Provisions) and this Section 9 shall survive.

10.  GENERAL PROVISIONS.

10.1  Entire Agreement.  This Agreement (including any applicable Statements of Work) constitutes the entire agreement between the parties with regard to, and supersedes all prior negotiations, understandings or agreements (oral or written) between the parties relating to, the subject matter of this Agreement (and all past dealing or industry custom).  Any inconsistent or additional terms on any related purchase order, confirmation or similar form, even if signed by the parties after the date hereof, shall have no force or effect under this Agreement.  This Agreement may be executed in one or more counterparts, each of which is an original, but together constituting one and the same instrument.  Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.  No changes, modifications or waivers may be made to this Agreement unless in writing and signed by both parties.  The failure of either party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.  Except as specifically provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.  If any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.

10.2  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions or any rule that would cause the application of the laws of any other jurisdiction.  The sole jurisdiction and venue for actions related to this Agreement will be the state or federal courts located in New York, and both parties consent to the jurisdiction of such courts with respect to any such action.  In any action or proceeding to enforce or interpret this Agreement, the prevailing party will be entitled to recover the costs and expenses (including reasonable attorneys’ fees) that it incurred in connection with such action or proceeding and enforcing any judgment or order obtained.

10.3  Relief.  Each party agrees that, in the event of any breach or threatened breach of Section 3 or 4, the non-breaching party will suffer irreparable damage for which it will have no adequate remedy at law.  Accordingly, the non-breaching party shall be entitled to injunctive and other equitable remedies to prevent or restrain, temporarily or permanently, such breach or threatened breach, without the necessity of posting any bond or surety.  Such remedies shall be in addition to any other remedy that the non-breaching party may have at law or in equity.

10.4  Notices.  All notices under this Agreement will be in writing, in English and will be deemed to have been duly given when received, if personally delivered; when receipt is electronically confirmed, if transmitted by facsimile or e-mail; the day after being sent, if sent for next day delivery by recognized overnight delivery service; or upon receipt, if sent by certified or registered mail, return receipt requested.

10.5  Assignment.  This Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by either party without the prior written consent of the other, except that either party (without consent) may assign its rights and obligations hereunder to any of its Affiliates or to any successor to all or substantially all of its business that concerns this Agreement (whether by sale of stock or assets, merger, consolidation or otherwise).  Any attempted transfer in violation hereof will be void and of no effect.  Synchronoss may also subcontract performance of any Service.  This Agreement will be binding upon, and inure to the benefit of, the successors, representatives, and permitted assigns of the parties.

10.6  Independent Contractors.  The parties shall be independent contractors in their performance under this Agreement, and nothing contained herein will constitute either party as the employer, employee, agent or representative of the other party, or both parties as joint venturers or partners for any purpose.

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10.7  No Interference.  During the farm of this Agreement and for 1 year thereafter, neither party will directly or indirectly recruit, employ or retain any employee of the other party, or otherwise solicit, induce or influence any employee to leave their employment with the other party, or attempt to do so, except with the other party’s written consent.

10.8  Publicity.  Within 30 days after the Effective Date, the parties (jointly or separately, as the parties may decide) shall issue a press release approved by both parties (such approval not to be unreasonably delayed or withheld) concerning the arrangements in this Agreement.  During the term of this Agreement, each party authorizes the other to include its name and logos in partner listings that may be published as part of its marketing efforts.  Except for the foregoing, any news release, public announcement, advertisement or publicity released by either party concerning this Agreement will be subject to prior approval of the other party, which shall not be unreasonably withheld or delayed.

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IN WITNESS WHEREOF, intending to be legally bound, the parties have caused their duly authorized officers to execute this Agreement as a sealed instrument, as of the Effective Date.

SYNCHRONOSS TECHNOLOGIES, INC.			CUSTOMER

By:	/s/		By:	/s/
	Name:	Stephen G. Walais		Name:	Michael Tribolet
	Title	President/CEO		Title	EVP of Operations

May 9, 2005

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Exhibit A

STATEMENT OF WORK #____

This Statement of Work #____ is entered into by VONAGE NETWORK, INC., a Delaware corporation with a principal place of business at 2147 Route 27, Edison, NJ 08817 (Customer), and SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation with a place of business at 1525 Valley Center Parkway, Bethlehem, PA 18017 (Synchronoss), pursuant to that certain Master Services Agreement between the parties, dated as of May 10, 2005 (the Services Agreement).  This Statement of Work shall have no effect separate and apart from the Services Agreement, and all capitalized terms used herein without definition will have the same meanings as specified therefor in the Services Agreement.  Customer and Synchronoss agree as follows:

Services:

Deliverables:

Milestones and Schedule:

Fees:

Special Provisions:

AGREED as of May 9th, 2005:

SYNCHRONOSS TECHNOLOGIES, INC.			CUSTOMER

By:	/s/		By:	/s/
	Name:	Stephen G. Walais		Name:	Michael Tribolet
	Title	President/CEO		Title	EVP of Operations

May 9, 2005

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VONAGE
THE BROADBAND PHONE COMPANY

VoIP Activation Services Program
Statement of Work

Date:  05/05/05

Proprietary Information
Not to be disclosed without written permission from both Vonage Network Inc. and Synchronoss Technologies, Inc.

TABLE OF CONTENTS

1.0	STATEMENT OF WORK	3

2.0	STATEMENT OF WORK (“SOW”) OVERVIEW	3

3.0	DEFINITIONS	3

4.0	PROJECT SCOPE	7

5.0	PROJECT RESPONSIBILITIES, ASSUMPTIONS AND METRICS	9

6.0	ADDITIONAL SYNCHRONOSS DELIVERABLES:	15

7.0	CRITICAL MILESTONES	16

8.0	COMPENSATION	17

9.0	INTELLECTUAL PROPERTY INVENTORY	17

10.0	TERM AND TERMINATION	18

11.0	PROJECT LEADS	19

12.0	ACCEPTANCE OF STATEMENT OF WORK	19

SCHEDULE B - SLA		23

ATTACHMENT 2		35

1.0 Statement of Work

This Statement of Work is entered into with Vonage Network Inc., a Delaware corporation (“Vonage” or “Customer”) with a principal place of business at 2147 Route 27, Edison, New Jersey 08817 and Synchronoss Technologies, Inc. a Delaware corporation with a pricipal place of business at 750 Route 202 South, Suite 600, Bridgewater, NJ 08807, (“Synchronoss”) pursuant to the Master Services Agreement between the parties, dated as of May 5, 2005 (the “Services Agreement”). This Statement of Work shall have no effect, separate and apart from the Services Agreement, and all capitalized terms used herein without definition will have the same meanings as specified therefore in the Services Agreement.

2.0 Statement of Work (“SOW”) Overview

2.1          Business Overview and Objectives

Synchronoss has been implementing back office solutions for telecom carriers since 2000. By using the Synchronoss proprietary service platform, ActivationNow®, and its Order Management Center, Synchronoss tailors solutions to meet client needs. Synchronoss assumes the entire function of the LNP solution for clients or will manage selected defined processes of the LNP function depending on client needs. While there are many companies offering pieces of the LNP solution, Synchronoss implements the entire function thereby saving their clients’ time and expense.

This SOW supports Vonage’s Local Number Portability solution by using Synchronoss’ ActivationNow® platform. Synchronoss will provide the Customer a turnkey, outsourced end to-end solution including systems and human resources.

3.0 Definitions

Word	Definition
ActivationNow®	Synchronoss’ propriety platform integrates the process components critical to complex voice, data and lP service fulfillment.
Cancel Order	An Order to cancel a pending transaction at any time before completion or before the Order is declared incomplete.
Care Record	Notification to the incumbent Long Distance carrier that the Customer no longer belongs on their network.
CCA	Vonages internal Customer Care Application that manages various internal workflow.
Change Order	An Order to change the FOC Date or other Order information on a pending Order where the change is submitted before or on the FOC Date.
CSR	Customer Service Record is the service inventory detail provided to an end user by a telephone service provider

© 2005 Synchronoss Technologies Inc.

Customer	Vonage Network Inc.
Dashboard	A web screen that allows the user to view agreed upon information.
Disconnect	An Order to disconnect a number that was previously ported to Vonage and is now returned to the carrier who owns the block of which the number is a part.
DL	Directory listing LSR which is needed to create a published listing.
Donor Carrier	The carrier that owns the number and from which the Customer wishes to Port the number.
DD (Disconnects Only)	The date on which the Disconnect activity is to occur.
ELOA	Electronic Letter of Authorization gives permission to Vonage and its Network Service Providers to port an end users number
Ebonded	Connected via a mechanized interface using CORBA or XML
End User	The final user of a service provided by Vonage or a Telephone Service provider
Exception Order	An order where an SLA is not met
Fallout	When Orders do not flow through the systems and require manual intervention to complete the Order process.
FOC Date	The date the Donor Carrier has confirmed the Port will take place.
Incomplete Order	An incomplete order that has had no activity for 45 days and a subscription has not been done at the NPAC.
IXC	Inter-Exchange Carrier provides telephone service between service exchanges
LD	Long Distance is a service provided by different companies to process calls outside an end users local calling area
LEC	Local Exchange Carrier provides local telephone service to end users
LERG	Local Exchange Routing Guide which lists all North American Class 5 Offices and describes their relationship to Class 4 offices
LIDB	Line Information Database containing all valid telephone and calling card card numbers in the relevant region, and has the necessary information to perfom billing validation
LNP	Local Number Portability is the process of moving a donor carriers telephone number to a new carrier
LOA	Letter of Authorization provides the new telecommunications provider with permission to act on behalf of a customer
LSP	The local telephone company currently providing service to the subscriber

LSR	Local Service Request is a form used to process porting requests with the carriers
Manual CSR Lookup	A non eBonded CSR lookup is completed with carriers to which Synchronoss is not connected to via a mechanized interface
Non-Ebonded	All other methods of connectivity between two companies, including E-fax and using the LSPs / LSPs GUI
NPAC	Refers to all Number Porting Administration Centers located in the United States of America
NSP	Network Service Provider refers to the companies Vonage uses to provide their last mile telephone service connectivity, numbers and connectivity
Order	A transaction(s) being taken on a Donor Carrier’s or a Customer’s telephone number(s) that is being ported, disconnected, changed, or moved, as specified in an LSR.
Order Number	A unique identifier that the Customer assigns to its customer’s Orders.
Port	The process of activating one carrier’s number on a different carrier’s network.
Port Date	The day the number is transferred from the Donor Carrier to the Recipient Carrier.
Port In Order

An Order that moves a number from a Donor Carrier to the Customer. A Port In Order will include multiple directory listing per telephone number so long as the DL request is received by Synchronoss on the same Order as the Port In request.

Port Out Order

An Order where another carrier requests to Port a number from the Customer and needs a CSR, FOC, and NPAC concurrance. A Port Out Order will include the removal of all affected directory listings so long as the DL removal request is received by Synchronoss on the same Order, using the same Order number as the Port Out request.

Production Period	The 24 months following the Transition period and beginning with the first successful Managed Services Order processed.
Real Time CSR Lookup	A CSR lookup with a carrier that Synchronoss is connected to via a mechanized interface
Recipient Carrier	A carrier who is porting a number away from the Donor Carrier.
RT	Response Tracking is the system utilized by Vonage customer care to track end user email communications
SME	Subject Matter Expert is someone knowledgable in a specific area
SOA	Service Order Administrator is the compute system used to talk to the NPAC

SPID	Service Provider Identification Number for the NPAC
SPOC	Single Point of Contact is the key individual within a company assigned to handle the internal coordination needed between departments to work with an outside vendor
SSL	Secure Socket Layer used for secure data transmitting
Standard Reports	Reports that are designed and delivered on a recurring schedule that provide Order status and SLA status.
Status Codes	Codes that explain the status of an Order during the processing of an Order.
Subscriber	A Vonage Customer
SUP	A change to a LSR used to notify a carrier of an Order change.
TPV	Third party verification used to record the end customer’s approval to port the number.
Transaction	One of the following types of invoiceable Orders: Port In, Port Out, Change FOC Date / Cancel, Disconnect, Directory Listing, or Incomplete.
VoIP	Voice Over Internet Protocol used to provide a form of telephone service

4.0 Project Scope

4.1                               Overview

To meet the Customer’s end state LNP requirements, Synchronoss shall support the following functions:

4.1.1        Vonage or Vonage’s LOA provider shall collect the end user Order information and provide it to Synchronoss. Synchronoss shall coordinate the remainder of the LNP processes up to the submittal of the LNP order information to the NSP.

4.1.2        Synchronoss shall support Vonage’s NSPs with their porting of Vonage’s number, including processing the LSR on behalf of the NSP if the NSP chooses that service.

4.1.3        Once Vonage receives the FOC Date, the internal workflows will get updated and provisioning coordinated by Vonage Customer Care and Vonage Operations. Vonage’s NSP will respond with the final request to Synchronoss to activate the Port. Synchronoss shall activate the Port and notify Vonage that the Port has been successfully activated within the agreed upon SLAs.

4.1.4        Synchronoss shall provide order status and reports to support these functions. In initial phases the order status will be provided by Synchronoss via a daily update which will be used to manually update Customer Account Status by the Vonage LNP Team. In the final phase, Synchronoss will provide real time status updates through their ActivationNow® platform which will be integrated into the Vonage Business systems by Vonage internal development.

4.2                               Services to be provided

To meet Customer’s LNP order processing requirements, Synchronoss shall provide the following Set-Up and Configuration services:

4.2.1        Configuration of and access to the Synchronoss ActivationNow® platform for Porting and workflow management

4.2.2        Hosted hardware

4.2.3        Allocation of hosted SOA / NPAC

4.2.4        Full tier 1 to 3 tech support for ActivationNow®

4.2.5        Fully redundant systems

4.2.6        Access to Web-based Order status and reporting interface

4.2.7        Data collection and reporting development

4.2.8        Generate Status Codes and data streams to provide Customer with an up to date status of every Order

4.2.9        Maintain and update systems and programs

In order to process each Order, Synchronoss shall host the ActivationNow® platform at its site and manage the personnel to provide the following functions:

4.2.10      Retrieve correct LEC name

4.2.11      Retrieve CSR

4.2.12      Customer and Synchronoss will agree on universal service order codes (“USOCs”) that Customer would like to see by Customer product code

4.2.13      Highlight CSR data for Subscriber and return the CSR data for Subscriber reconciliation

4.2.14      Negotiate the LSR

4.2.15      Submit the LSR to Vonage’s NSPs

4.2.16      Generate Reports, as specified in Section 4.3 below, and delivered as specified by Vonage.

For Vonage’s NSP’s that would like Synchronoss to port Vonage’s numbers on their behalf, Synchronoss shall provide the additional Port In functionality and manage personnel to perform the following functions:

4.2.17      Submit LSR to CLEC’s and LSPs

4.2.18      Receive FOC Date

4.2.19      Notify NSP and Vonage of FOC confirmation

4.2.20      Create NPAC Subscription Version

4.2.21      Activate Port in NPAC

4.2.22      Port Confirmation

4.2.23      CARE Record to incumbent LD provider - disconnect message goes from STI to incumbent long distance provider in instances where Synchronoss is performing full porting on behalf of the NSP.

4.2.24      Fix Exceptions (LSR and CSR)

4.2.25      Handle FOC Date Escalations / Changes with the Donor Carriers

4.2.26      Act as liaison between the Donor Carriers and Customer

Port Out and Disconnect Process performed by Synchronoss shall include the following:

4.2.27      Point of contact for Recipient Carriers

4.2.28      Passing CSR

4.2.29      Processing FOC

4.2.30      Issue LSR for directory removal

4.2.31      NPAC concurrence

4.2.32      Synchronoss shall designate personnel to work with Customer to create an interface that will make Order flow and communications between the two companies seamless and near real time. The interfaces between the two companies will also provide Order status and allow for Standard Report selection and creation.

4.3                               Reporting

During the development of the detailed system requirements, Synchronoss and Customer will agree on 8 Standard Reports and 2 customer defined reports. The frequency of these reports and their recipients will be agreed upon during the set up and configuration phase. The following are the standard 8 reports:

4.3.1        Volumetric Report - Shows daily volume by NSP

4.3.2        Invoice Report - Shows order being billed for

4.3.3        SLA Report - FOC date

4.3.4        SLA Report - Activations

4.3.5        SLA Report - Systems

4.3.6        SLA Report - Number of orders processed by CSR pulled

4.3.7        Due Date Interval Report by carrier

4.3.8        Daily Activity Report (Blackberry Delivery)

4.3.9        Synchronoss shall also supply Vonage with the raw reporting data from the STI database, on a monthly basis, via an FTP site that Vonage will be able to access. (see attachment 2)

5.0 Project Responsibilities, Assumptions and Metrics

5.1                               Synchronoss Responsibilities

5.1.1        Synchronoss Project Manager

The Synchronoss Project Manager shall coordinate, plan, organize, control, integrate, and manage the completion of all project initiatives according to sound project management principles. The Synchronoss Project Manager has overall project implementation responsibility and accountability for implementing the ActivationNow® platform.

As part of the overall project lifecycle, Synchronoss responsibilities and activities for each delivery phase of the LNP program are described as follows:

5.1.2        Transition Phase

The “Transition Phase” shall begin on June 1, 2005. During the Transition Phase, Synchronoss shall perform the following functions: (Pending Vonage and 3PV development cycles)

5.1.2.1                     Synchronoss shall pull CSR’s.

•           Synchronoss will manually pull CSR information.

5.1.2.2                     Identify Feature Flags.

•           Synchronoss Agents will see flags via the Synchronoss GUI.
•           Synchronoss Agents shall notify the Vonage subscriber via Vonage’s RT email system.
•              This is manual and activated by Synchronoss via the RT system.
•              RT email is separated by Vonage and made accessible to a Synchronoss representative. This process will be completed by Synchronoss. The final process has not been completely defined although it will require Synchronoss to have access to the RT system.
•              Assumption:  If a subscriber calls or emails a response to the RT, Vonage will process the order as they have prior to the transition phase.

5.1.2.3     Synchronoss will populate LSRs or Spreadsheets. at the beginning of the transition phase. “Spreadsheet” shall mean the agreed upon method that Synchronoss shall use to communicate LNP orders and status with NSPs, as shall be specified by Vonage.

•           The NSP has a choice of Spreadsheet or auto populated LSRs
•           If no CSR is available, order goes on Spreadsheet or pre-populated LSR.
•           Synchronoss will triage the CSR when no CSR is available from the carrier and attempt to validate the address through known sources.
•           Synchronoss will access the LERG / NPAC to validate NPA/NXX ownership.

•           Assumption: Rejects in the Master Log are handled by Vonage (Business as Usual).

Transition Phase Workflow
(Subject to Development Review/Implementation in the time between LOl completion May 3rd and Transition Phase Launch on June 1St. This may change based on mutually agreed upon implementation criteria.)

[GRAPHIC]

5.1.3        Managed Services - Phase 1

The “Managed Services - Phase 1” shall begin on June 29, 2005. During the Managed Services - Phase 1, Synchronoss shall perform the following functions: (Subject to change during the Transition phase, which shall begin on May 3, 2005 and end on June 1, 2005)

5.1.3.1     Synchronoss shall provide an automated LNP Website - Real time via a 3PV “thank-you” screen to the LNP Website, or alternatively, as shall be determined by Vonage, the Automatic LNP website shall process email (Vonage can decide on the customer experience)

5.1.3.2     LNP Call Center fallout

•              Synchronoss shall start handling Reject Logs for all new rejects that originated in the Synchronoss system from June 29 forward.

•              Synchronoss shall send emails back to the Vonage subscriber via RT
•              Assumption - After email is sent the Order is canceled after XX days (up to a maximum of 30) if no customer response has been received. If a response is received, then the order shall be acted upon by Synchronoss or canceled.
•              Current process of reopening ticket if contacted by the customer is handled by Synchronoss, unless customer contacts Vonage directly, in which case Vonage shall reopen the ticket.

5.1.3.3     LERG / NPAC Dip. Synchronoss shall use the LERG and NPAC to verify subscribers current telephone service provider (done in May).

5.1.3.4     Pull Real time CSRs (Mechanization)

5.1.3.5     Real Time Feature Flags. Subscribers will be provided with real-time status on feature flags associated with the line they are porting via the Synchronoss web interface (Status via the web).

5.1.3.6     Post results back to Synchronoss’ Graphical User Interface (GUI) (Status to be provided to the Vonage Subscriber via Vonage / Synchronoss website according to some method to be determined by Vonage and Synchronoss)

5.1.3.7     LSRs will be processed by NSPs (Managing the Master Log)

5.1.3.8     Reporting for 8 standard reports and 2 custom reports, as are set forth in Section 4.3 above.

5.1.4        Managed Services Phase 2 - Full Mechanization

The “Managed Services - Phase 2” shall begin on August 30, 2005. During the Managed Services - Phase 2, Synchronoss shall perform the following functions: (Subject to change during the Transition phase, which shall begin on May 3, 2005 and end on June 1, 2005)

5.1.4.1     Fully Mechanized LNP Process from Customer to Port numbers

5.1.4.2     NSP Options: (The NSP’s decision will be delivered to Synchronoss via a LOA in conjunction with Vonage.

•              NSP can port the number

•              Synchronoss can port the number for NSP

Additional scope and services provided by Synchronoss shall include:

5.1.5        Synchronoss shall Interface with the Customer SPOC for any project issues.

5.1.6        Synchronoss shall participate in Customer LNP project meetings.

5.1.7        Synchronoss shall provide a single-point-of-contact for Customer.

5.1.8        Synchronoss shall maintain confidentiality and abide by Customer LNP policies.

5.1.9        Synchronoss shall document business requirements that are required to meet the objectives of this SOW.

5.1.10      Synchronoss shall provide Customer with requirements documentation so Customer can build interfaces to Synchronoss, and build internal systems and process support for LNP.

5.1.11      Synchronoss shall provide all necessary resources to perform tasks outlined in this SOW.

5.1.12      Synchronoss shall provide a SPOC and escalation process for systems and Order fulfillment when Customer launches LNP.

5.1.13      Synchronoss shall provide Vonage access to all data and systems as reasonably necessary to support project timelines and objectives.

5.1.14      Synchronoss shall provide System release schedules, updated Requirements, APIs and maintenance schedules.

5.1.15      Synchronoss shall support its two (2) latest releases of the ActivationNow® platform concurrently.

5.2                               Customer’s Responsibilities

In connection with this SOW, Customer shall perform the following functions:

5.2.1        Customer shall assign a SPOC to coordinate and manage all internal Customer activities to support the project schedule for the Customer’s internal updates.

5.2.2        Customer shall make available SME’s to work with Synchronoss on a real-time basis as required.

5.2.3        Customer shall provide Synchronoss personnel 2-3 cubes with networking connection and a phone for each cube.

5.2.4        Customer shall provide access to all data and systems as reasonably necessary to support project timelines and objectives.

5.2.5        The Customer’s SPOC will designate and invite the appropriate attendees to participate in weekly (or other mutually agreed to time period) project status meetings.

5.2.6        While in production, the Customer shall provide a SPOC and escalation process for both systems and Order fulfillment.

5.2.7        Customer shall develop and manage its internal business flows and processes that react appropriately to the Synchronoss business model.

5.2.8        Customer shall provide Synchronoss a LOA or a method to work with Donor Carriers to configure ActivationNow® and resolve Order issues.

5.2.9        Customer shall exchange relevant information from Carrier Interconnection Agreements with Synchronoss in order to understand contractual ordering nuances.

5.2.10      Vonage shall have the 3PV process completed, tested, and implemented by 5/15/05.

5.2.11      Vonage shall provide Synchronoss with system release schedules to help coordinate activities

5.2.12      On the 1st of each Production Period month, Vonage shall transmit to Synchronoss a hard forecast of the total number of Orders of all types expected for the subsequent month, as well as a rolling soft forecast of the total number of Orders of all types expected for the subsequent 60 days.

5.2.13      Customer shall update its processes, operations, systems and all interfaces to support one of the two (2) latest releases of ActivationNow®.

5.3                               Project Assumptions

5.3.1        Both parties will agree and sign off on detailed requirements documentation.

5.3.2        Target functionality is to support the flow through of common, simple Orders.

5.3.3        Synchronoss will provide ActivationNow® system API documentation.

5.3.4        Customer will provide a SPOC for all LNP process requests and to help coordinate activities with key stakeholders.

5.3.5        Synchronoss will provide Customer with a SPOC for this project in addition to an escalation process and contact list.

5.3.6        Customer will provide Synchronoss with a SPOC for this project in addition to an escalation process and contact list.

5.3.7        Customer will provide technical SME for data integration process.

5.3.8        Data encryption is SSL or other alternative method agreed to by parties.

5.3.9        Project status meetings will occur weekly (or other mutually agreed to time period) via teleconferencing or in person.

5.3.10      Customer resources will be available and committed to a schedule for analysis, review and clarification and project related issues.

5.3.11      Customer and / or Synchronoss will resolve outstanding issues within a reasonable time period.

5.3.12      Synchronoss shall retain LNP information for up to 2 years, and will transfer these records to Vonage per an agreed upon transmission format. See Attachment 3.

5.4                               Performance Metrics

Please see attached Schedule B for SLAs.

6.0 Additional Synchronoss Deliverables:

Synchronoss shall provide to Vonage the following additional deliverables:

6.1                               Requirements documentation for interface to Synchronoss with manual processes defined.

6.2                               Mechanized interface to Verizon, BellSouth, Qwest, SBC and other carriers for the processing of CSR and if needed, Porting / DL LSR on behalf of Vonage’s NSP.

•                                          For Porting of LSR’s / DL on behalf of Vonage will require STI to certify with the carriers on behalf of Vonage’s NSPs

6.3                               LNP Management Group within Synchronoss to manage the LNP process.

6.4                               8 Standard Reports plus 2 customer defined reports.

6.5                               System Maintenance.

6.6                               ActivationNow® Platform modifications necessary to meet Donor Carriers’ CSR and LSR requirements.

6.7                               Disaster Recovery Plan for ActivationNow® Platform.

7.0 Critical Milestones

7.1                               Transition Phase

During the Transition Phase, which shall begin on May 3rd and last until June 1st the following shall take place:

7.1.1        Spreadsheet Definitions to create NSP processing logs will be provided by Vonage.

7.1.2        Detailed requirements for transition functions including CSR request and completion, LNP order information sent and reporting will be provided by Synchronoss.

7.1.3        Directory Listings on LNP Orders will be specified by the Vonage subscriber as “Keep” or “Remove”.

7.1.4        Synchronoss update interface to 3PV for new Vonage xml.

7.1.5        Integration testing to test the flow through capability between the 3PV and Synchronoss systems to be performed by Synchronoss and 3PV.

7.1.6        User Acceptance Testing to test the LNP process and systems integration between 3PV and Synchronoss to be performed by Vonage, 3PV, and Synchronoss.

7.1.7        Synchronoss and 3PV will deploy an integrated solution (as identified in Transition Phase workflow chart, above, which is subject to change) to Production.

7.2                               Managed Services Phase (Phases to be discussed and defined next meeting)

During the Managed Services Phase, which shall begin on June 29th and be fully implemented on August 30th the following shall take place:

7.2.1        Vonage will integrate its systems to the Synchronoss Gateway based on the API provided by Synchronoss.

7.2.2        Synchronoss will have the capabilities to change DL and add DL for both LNP Orders and Customer number Order.

8.0 Compensation

8.1                               Pricing

Refer to Schedule A.

8.2                               Key Pricing Assumptions

8.2.1        Synchronoss shall invoice the Customer on the first of every month for the preceding month’s transactions.

8.2.2        Any required travel, out-of-pocket expenses and professional services will be negotiated and approved in writing by both parties. Notwithstanding anything to the contrary in the Services Agreement, Synchronoss shall not be entitled to reimbursement for any travel or other out-of-pocket expenses related to this SOW without the prior written consent of Customer.

8.2.3        All telecommunications and bandwidth costs between Vonage and Synchronoss, or Vonage’s channel partners/customers and Synchronoss, will be provided by Vonage at its expense.

8.2.4        Synchronoss shall provide an invoice to Vonage in an agreed upon format by June 1,2005.

8.2.5        Vonage shall have the right to audit Synchronoss’ invoice and Synchronoss will provide the data each month of detailed transaction information.

8.2.6        Vonage and Synchronoss will agree on and document an invoice dispute resolution process during the implementation phase.

8.2.7        Vonage shall hold Synchronoss harmless from any damages arising from a positive LOA response that is received from Vonage or Vonage’s LOA provider.

9.0 Intellectual Property Inventory

All software, processes and other information, as well as all modifications, fixes and upgrades to same described in this Section 9.0 shall be deemed to be Background Materials as such term is used in the Services Agreement. Synchronoss Intellectual Property for this project consists of ActivationNow® and its components including without limitation the following:

9.1                               Electronic Order Gateway that is used to receive both LNP and non LNP Orders from the Customer and provide status back to the Customer using Synchronoss defined messages.

9.2                               Work Flow Manager, which is used to process Orders.

9.3                               Web Based User Interface used to view and manage Orders.

9.4                               Standard Interfaces to LSPs, NPAC and Neustar for transmitting data between Synchronoss and these companies.

9.5                               Service Order Administrator (“SOA”) used for NPAC inventory and Order processing.

9.6                               A reporting GUI used to show Customer standard reports and status.

9.7                               Real Time CSR Functionality.

10.0 Term and Termination

10.1.1      Termination for Convenience

The term of this SOW is from May 3, 2005, and continues for a 24 month Production Period following the Transition Phase. Any time during the LNP implementation or at the conclusion of this SOW, the Customer may extend this project or increase the scope. In such event, the parties will negotiate in good faith an amendment to this SOW with the revised scope, deliverables, and associated pricing. Customer shall notify Synchronoss with a minimum of [...***...] advanced notice in writing, of Customer’s intention to terminate this SOW for convenience, during which period, Synchronoss shall continue to provide services in connection with this SOW. Unless terminated by either party, the project will automatically continue for successive 12 month periods under the terms of this agreement.

If the Customer terminates for convenience the Customer will be obligated to pay the following charges.

Period	From the beginning of the SOW and through the Transition Phase and Managed Services Production Phase
Termination Fee	[...***...] - Prorated @ [...***...],-i.e. if cancelled in month [...***...] Vonage will pay Synchronoss [...***...]
Termination Fee if Vonage meets contract Value of [...***...]	[...***...] or prorated per the above schedule which ever is less

10.1.2      Termination for Performance

Notwithstanding anything to the contrary in this SOW or the Services Agreement, Vonage may terminate this SOW following the first three (3) Production Period months (“Termination Grace Period”) without liability in the event Synchronoss fails to meet the same SLA requirement for any three (3) consecutive months following the Termination Grace Period and, as a result, the Customer is entitled to receive the maximum credit under such SLA during such three consecutive month period. Vonage may also terminate the SOW following the first six (6) Production Period months (“Termination Grace Period”) without liability in the event Synchronoss fails to meet the same SLA requirement for any four (4) months within a 12 month period following the Termination Grace Period and, as a result, the,Customer is entitled to receive the maximum credit under such SLA during such four months out of a 12 month period.

The following SLA’s are exempt from the Termination for Performance criteria:

•              SLA#ll

•              SLA #12

*** Confidential Treatment Requested

11.0 Project Leads

Vonage Network Inc.

Name:

Synchronoss Technologies, Inc.

Name: Anthony Socci

12.0 Acceptance of Statement of Work

Vonage Network Inc.

Signed	/s/	Date	May 9, 2005

Title	EVP of Operations

Synchronoss Technologies, Inc.

Signed	/s/	Date	May 9, 2005

Title	President / CEO

Schedule A

1.0                               Connect Fee

Connect fee of [...***...]. This fee is invoiced on date of SOW execution for services and expenses associated with establishment of the LNP outsource.

2.0                               Transaction Pricing Table

Monthly Fee Schedule
	Billing Definition	20,000-50,000	50,001-100,000	100,001-200,000	200,001 +
Port In	Applies when a LSR or Spreadsheet is sent to an NSP for a TN or when a transaction is fully completed(still need to define)	[...***...]	[...***...]	[...***...]	[...***...]
Port Out	Applies when a LSR or Spreadsheet is sent to an NSP for a TN	[...***...]	[...***...]	[...***...]	[...***...]
Changes	Applies when a order is changed less than 24 hours before the FOC date	[...***...]	[...***...]	[...***...]	[...***...]
Imcomplete	Applies when an order remains in the same status for up to 45 days.	[...***...]	[...***...]	[...***...]	[...***...]
DL	Applies to stand alone Directory listing orders and billed when the order is completed	[...***...]	[...***...]	[...***...]	[...***...]
Cancel/ Disconnect	Applies to orders that are canceled before subscription at NPAC or after a LSR / spreadsheet is sent. A disconnect fee applies when a LSR is issued to remove the listing and the NPAC is provisioned	[...***...]	[...***...]	[...***...]	[...***...]
Manual CSR Lookup	Applies when a CSR does not go to a LSR or spreadsheet	[...***...]	[...***...]	[...***...]	[...***...]
Real Time CSR (for non-porting orders)	Applies when an LSR or Spreadsheet is issued for a TN	[...***...]	[...***...]	[...***...]	[...***...]
SOA/TN’s (per TN)	Applies per TN when Synchronoss is processing the entire porting order in conjunction with a LSR charge.	[...***...]	[...***...]	[...***...]	[...***...]

*** Confidential Treatment Requested

3.0          Pricing Terms and Special Provisions

3.1                               Total Transactions

Vonage will be invoiced a Minimum Monthly Fee of [...***...] each month of the 24 Production Period months following the Transition Phase less credits applied for any SLA remedies. The total aggregate Minimum Monthly Fee for this SOW totals [...***...] for the 24 month Production Period. This Minimum Monthly Fee reflects the base contractual commitment for this SOW, and is not impacted by any forecast variances defined in section 3.2. Transactions or Order Types of any variety described in Section 2.0 may be applied to the Monthly Minimum. The Minimum Monthly Fee shall be paid even in instances where actual invoiced transactions do not total [...***...] a month.

3.2                               Monthly Forecast

On the 1st of each Production Period month, Vonage will transmit to Synchronoss a hard forecast of the total number of Orders of all types expected for the subsequent month, as well as a rolling soft forecast of the total number of Orders of all types expected for the subsequent 60 days. The forecast has no effect on the associated Minimum Monthly Fee. However, the hard forecast will be used to determine the appropriate Transaction prices per the Monthly Fee Schedule in 2.0 of this schedule.

3.2.1       Monthly Forecast for Production months 1 – 24

a.)            If the actual number of Orders exceeds [...***...] of the Vonage forecast, Synchronoss shall either:

1.1.1        Apply best efforts to the orders above [...***...] and not be bound to the conditions provided in Schedule B for SLAs.

1.1.2        Negotiate a premium payment to manage excess Order volumes over the 110% forecast with no effect on the Schedule B SLAs.

1.2           If the actual number of Orders is less than [...***...] of the Vonage forecast, Vonage will be invoiced an amount equal to [...***...] of the forecast, provided the adjusted amount is above the current Monthly Minimum Fee. In situations where Vonage’s forecast is above the Monthly Minimum Fee, the delta between the Minimum Monthly Fee and [...***...] of forecast will be invoiced at the Port-In rate.

***         Confidential Treatment Requested

Example I [...***...]

July 05 [...***...] = [...***...] orders

July 05 [...***...] = [...***...] orders (¼ manual CSRs ¾ Port-ins)

July 05 [...***...] = [...***...] orders [...***...]

July 05 Invoice Calculation

48,750 Port ins @ [...***...]	[...***...]
16,250 Manual CSR @ [...***...]	[...***...]
[...***...] below [...***...] of forecast	[...***...]
Total invoice	[...***...]

Example II [...***...]

July 05 [...***...] = [...***...]

July 05 [...***...] = [...***...] (¼ manual CSRs ¾ Port-ins

July 05 [...***...] = [...***...] orders [...***...]

July 05 Invoice Calculation

48,750 Port ins @ [...***...]	[...***...]
16,250 Manual CSR @ [...***...]	[...***...]
Zero orders below 85%	$0.00
Total July 05 invoice	[...***...]

Example Ill [...***...]

July 05 [...***...] = [...***...]

July 05 [...***...] = [...***...] (¼ manual CSRs ¾ Port-ins

July 05 [...***...] = [...***...] orders [...***...]

July 05 Invoice Calculation

67,500 Port ins @ [...***...]	[...***...]
22,500 Manual CSR @ [...***...]	[...***...]
Applied best effort	$0.00
Total July 05 invoice	[...***...]

Example IV [...***...]

July 05 [...***...] = [...***...]

July 05 [...***...] = [...***...] (¼ manual CSRs ¾ Port-ins

July 05 [...***...] = [...***...] orders [...***...]

July 05 Invoice Calculation

66,000 Port ins @ [...***...]	[...***...]
22,000 Manual CSR @ [...***...]	[...***...]
1,500 Port-in premium	[...***...]	+ premium
500 manual CSR premium	[...***...]	+ premium
Total July 05 invoice	[...***...]	+ premium

***   Confidential Treatment Requested

3.2.2. Estimate of Premium

In any case where the actual number of Orders exceeds forecast by [...***...] such that a premium payment could be applied to manage excess forecast, Synchronoss shall provide an estimate of the amount of such payment.

3.3 Network Trading Partner (NSP) Set Up Fees

3.3.1 One time fee for setting up an NSP for porting - [...***...] per NSP

3.3.2 NSP NPAC Certification/Testing Fee (per SPID) - [...***...] for first NPAC and [...***...] for each additional NPAC per [...***...] NSP -These rates apply per SPID

3.4 Project Order Handling

Projects are orders that have 50 telephone numbers (“TN’s”) or more on a single LSR. Projects require special handling as well as human monitoring of the order to completion. The Fee for Project Orders is [...***...] per order. Additionally, each TN will be invoiced at the SOA/TN transaction fee at the appropriate volume price in the table in section 2.0 of Schedule A.

3.4.1 Coordinated Cut Fee

A fee of [...***...] an hour with a one hour minimum during normal Synchronoss business hours (8am - 9pm eastern, Monday - Friday) [...***...] an hour with a two hour minimum for after hours cuts.

This fee applies when a Synchronoss Service Coordinator is required to be available by phone to coordinate and test provisioning for a business customer with Vonage or a Vonage NSP.

3.5 CSR Lookup Fees

CSR Lookup Fees (as per Schedule A) are an independent order type, and are applied in instances when a pre-populated LSR is not submitted by Synchronoss to the NSP or LSP. In other words, if a Port order does not result from a CSR Lookup, the appropriate CSR transaction price, and not a Port transaction price, will be applied. The CSR and Port transaction prices are not cumulative. If a Port order results from a CSR Lookup, the Port transaction price will be applied. CSR Lookups are inclusive to Port transaction prices.

3.5.1 Manual CSR Lookup - a Manual CSR Fee is only applied in order instances when a Real Time CSR is not available, a Synchronoss OMC resource performs the CSR lookup, but an LSR is not submitted to the NSP or LSP.

3.5.2 Real Time CSR Lookup - The Real Time CSR Fee is only applied in instances where the Vonage subscriber triggers a CSR Lookup through the ActivationNow platform, but an LSR is not submitted to the NSP or LSP.

3.6 Optional Consultant/Agent Fee

*** Confidential Treatment Requested

The optional Consultant/Agent Fee shall be available upon mutual agreement of the parties.

Schedule B - SLAs

•                  The SLA Table attached hereto as Schedule B will be updated as needed by mutual agreement.

•                  A non complex order is an order with 3 telephone numbers or less on the order.

•                  A complex order is an order with greater than 3 telephone numbers on the order.

CSR Lookup

SLA Category		Response	Credit
1.) The processing time for Synchronoss to process a manual CSR using a LSPs/CLEC GUI	This is the period of time from when STI receives the 3PV message, processes the CSR and either creates a ticket in RT to notify customer of potential porting errors, or populate the NSP Process Log

Synchronoss will process [...***...] of the CSR orders within [...***...] of receipt from 3PV. This is measured by receipt timestamp and the timestamp associated with events in the STI system. This SLA only applies to [...***...] of the [...***...] amount. For daily volume over [...***...] this SLA does not apply to those orders.

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...].

[...***...] credit off of the Transaction fee for CSRs not returned within [...***...].

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...].

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

These credits do not apply if the delay is caused by a carrier system problem.

2a.) The processing time for Synchronoss to process a manual CSR when a CSR is requested from an LSP /CLEC via email or fax	This is the period of time from when STI receives the 3PV message, sends the CSR request via email or fax to the LSP/CLEC.

Synchronoss will process [...***...] of the orders for CSRs received within [...***...] of receipt from 3PV. This is measured by a receipt timestamp and the timestamp associated with “CSR Requested” message in the STI system. This SLA only applies to [...***...] of the [...***...] amount. For [...***...] volume over [...***...] this SLA does not apply to those orders.

[...***...] credit off of the Transaction fee for CSRs not sent to LSP/CLEC within [...***...].

[...***...] credit off of the Transaction fee for CSRs not sent to LSP/CLEC within [...***...].

[...***...] credit off of the Transaction fee for CSRs not sent to LSP/CLEC within [...***...].

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

2b.) The time for STI to process the response to an email / fax CSR response from an LSP or CLEC	This is the period of time from when STI receives the email back from the LSP/ CLEC and either creates a ticket in RT to notify customer of porting issues, or populate the NPS Process Log

Synchronoss will process [...***...] of these emails/faxes within [...***...] of the email receipt. This is measured by receipt timestamp on the fax/email and the timestamp associated with the next status in the STI system. This SLA only applies to [...***...] of the [...***...] amount. For [...***...] volume over [...***...] this SLA does not apply to those orders.

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...] of receipt by STI.

[...***...] credit off of the Transaction fee for CSRs not returned within [...***...] of receipt by STI.

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...] of receipt by STI

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

*** Confidential Treatment Requested

SLA Category		Response	Credit
3.) The time for Synchronoss to process the remaining 10% of the manual CSRs using a LSPs /CLEC GUI	This is the period of time from when STI receives the 3PV message, processes the CSR and either creates a ticket in RT to notify customer of potential porting errors, or populate the NPS Process Log

Synchronoss will process the remaining orders [...***...], within [...***...] of receipt from 3PV. This is measured by receipt timestamp and the timestamp associated with events in the STI system. This SLA only applies to [...***...] of the [...***...] amount. For [...***...] volume over [...***...] this SLA does not apply to those orders.

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...].

[...***...] credit off of the Transaction fee for CSRs not returned within [...***...].

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...]

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

These credits do not apply if the delay is caused by a carrier system problem.

4a.) The time for Synchronoss to process the remaining 10% of orders not completed in 2a.	This is the period of time from when STI receives the 3PV message, sends the CSR request via email or fax to the LSP/CLEC.

Synchronoss will process the remaining orders for CSR requests [...***...] within [...***...] of receipt from 3PV. This is measured by receipt timestamp and the timestamp associated with “CSR Requested” message in the STI system. This SLA only applies to [...***...] of the [...***...] amount. For [...***...] volume over [...***...] this SLA does not apply to those orders.

[...***...] credit off of the Transaction fee for CSRs not sent to LSP/CLEC within [...***...].

[...***...] credit off of the Transaction fee for CSRs not sent to LSP/CLEC within [...***...].

[...***...] credit off of the Transaction fee for CSRs not sent to LSP/CLEC within [...***...]

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

4b.) The time for STI to process the response to an email/fax CSR response from an LSP or CLEC	This is the period of time from when STI receives the email back from the LSP / CLEC and either creates a ticket in RT to notify customer of porting issues, or populate the NPS Process Log

Synchronoss will process the remaining [...***...] of the responses received via email/fax within [...***...] of receipt from the LSP/ CLEC. This is measured by receipt timestamp on the email/fax and the timestamp associated with the next status in the STI system. This SLA only applies to [...***...] of the [...***...] amount. For [...***...] volume over [...***...] this SLA does not apply to those orders.

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...]

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...]

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...]

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

*** Confidential Treatment Requested

CSR SLAs (This SLA becomes effective when the data can be transmitted to the customer via the Vonage Website or some other agreed upon method and STI is ebonded and certified LSPs)

SLA Category		Response	Credit
5.) Real Time CSR request & response (For LSPs/ CLECs where Synchronoss is eBonded)	Measures the number of Real Time CSR requests received and processed via the Synchronoss platform within [...***...]. This is measured by the timestamp difference between time received and time sent.	Synchronoss will process [...***...] of the CSR real time requests with an automated LEC This SLA is not applicable in instances where the Real Time CSR is too large to be received via EDI.

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...]

[...***...] credit off of the Transaction fee for CSRs not returned within [...***...].

[...***...] credit off of the Transaction fee for CSRs not returned to Customer within [...***...]

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

These credits do not apply if the delay is caused by a carrier system problem.

*** Confidential Treatment Requested

FOC/DL SLAs

(This SLA becomes effective when STI’s Gateway is porting on behalf of Vonage’s NSPs. This is measured from the time the order is received by the STI gateway and sent to the ebonded LSP / LSP)  (End state SLA)

SLA Category		Response	Credit
6.) Porting Order/DL request & response (For Trading Partners where Synchronoss is eBonded with the trading partner)	Measure of porting request and DL requests that have received a valid response within a given timeframe

Synchronoss agrees for trading partners that Synchronoss is eBonded with that Vonage will receive [...***...] of the non complex, error free, porting Orders and DL requests with a FOC date or message within [...***...].

Synchronoss agrees for trading partners that Synchronoss is eBonded with that Vonage will receive complex, error free, porting Orders and DL requests with a FOC date or message according to an SLA table that Synchronoss will provide on a regular basis.

[...***...] credit off of the Transaction fee for orders with a response not returned to Customer according to the SLR Table.

[...***...] credit off of the Transaction fee for orders with a response not returned to Customer according to the SLA Table [...***...].

[...***...] credit off of the Transaction fee for orders with a response not returned to Customer according to the SLA Table [...***...]

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

7.) Porting Order/DL request & response (For Trading Partners where Synchronoss is not eBonded with)	Measure of porting and DL requests that have received a valid response within a given timeframe	Synchronoss agrees for trading partners that Synchronoss is not eBonded with that Vonage will receive [...***...] of the error free, non complex, porting Orders and DL requests with a FOC or message

[...***...] credit off of the Transaction fee for Orders with a response not returned to Customer according to the SLA Table.

[...***...] credit off of the Transaction fee for Orders with a response not returned to Customer according to the SLA Table [...***...].

[...***...] credit off of the Transaction fee for Orders with a response not returned to according to an SLA table that Synchronoss will provide on a regular basis. (Monday thru Friday).

Synchronoss agrees for trading partners that Synchronoss is not eBonded with that Vonage will receive [...***...] of the error free, complex, porting Orders and DL requests with a FOC or message according to an SLA table that Synchronoss will provide on a regular basis.

Customer according to the SLA Table [...***...] These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

*** Confidential Treatment Requested

8.) Exception Order request FOC Date	Measure of exception request response with a FOC Date

Synchronoss will agree that [...***...] of all non complex exception Orders from an ebonded trading partner will be resolved and a FOC Date returned to Vonage within [...***...].

For complex exception Orders and no-complex orders from a non ebonded trading partner the error will be resolved and a FOC Date returned to Vonage according to an SLA table that Synchronoss will provide on a regular basis.

[...***...] credit off of the Transaction fee for Orders with a response not returned to Customer according to the SLA Table.

[...***...] credit off of the Transaction fee for Orders with a response not returned to Customer according to the SLA Table [...***...].

[...***...] credit off of the Transaction fee for Orders with a response not returned to Customer according to the SLA Table [...***...]

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

*** Confidential Treatment Requested

Activation SLAs	(This SLA is for orders where STI is doing the activation on Vonage Orders ported on behalf of Vonage’s NSPs)

SLA Category		Response	Remedy
9.) Porting Activation Request	Measure of activation response

Synchronoss will agree that [...***...] of the non complex porting requests received from Vonage will be delivered to the NPAC in less than [...***...]. Complex porting requests received from Vonage will be delivered to the NPAC according to an SLA table that Synchronoss will provide on a regular basis.

This SLA does not apply during NPAC maintenance periods

[...***...] credit off of the Transaction fee for Orders not delivered to NPAC within [...***...]. (Applies to single telephone number orders only, not batch files)
10.) Porting Activation Exceptions	Measure of exception request response

Synchronoss will agree that [...***...] of the non complex porting activation exceptions will be resolved with an activation within [...***...].

Complex porting activation exceptions will be resolved with an activation according to an SLA table that Synchronoss will provide on a regular basis.

This SLA does not apply during NPAC maintenance periods

[...***...] credit off of the Transaction fee for Orders not delivered to NPAC within [...***...].

[...***...] credit off of the Transaction fee for Orders not delivered to NPAC within [...***...].

[...***...] credit off of the Transaction fee for Orders not delivered to NPAC within [...***...].

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

*** Confidential Treatment Requested

Porting SLA

SLA Category		Response	Credit
11.) Ebonded Carrier	Measures the average number of days it will take to port a TN from an Ebonded carrier.

Synchronoss agrees that the average port interval for non complex orders with an eBonded carrier will be [...***...] days from the acceptance of a clean CSR. ** For non complex eBonded orders with DSL for Verizon East the port interval will be [...***...] days from the acceptance of a clean CSR. **

[...***...] credit off of the Transaction fee for Orders not completed within [...***...].

[...***...] credit off of the Transaction fee for Orders not completed within [...***...].

[...***...] credit off of the Transaction fee for Orders not completed within [...***...].

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

12.) Non- eBonded Carriers	Measures the average number of days it will take to port a TN from a non-eBonded carrier.	Synchronoss agrees that the average port interval for non complex orders with a non-eBonded carrier will be [...***...] days from the acceptance of a clean CSR. **

[...***...] credit off of the Transaction fee for Orders not completed within [...***...].

[...***...] credit off of the Transaction fee for Orders not completed within [...***...].

[...***...] credit off of the Transaction fee for Orders not completed within [...***...].

These credits are not cumulative, so each Order can only receive a maximum credit of [...***...].

**  This SLA is available when Synchronoss is porting the number on behalf of Vonage’s NSP

**  These SLA’s are based on current ILEC/CLEC business rules and may need to be modified if the ILEC/CLEC business rules should change

*** Confidential Treatment Requested

System Availability
SLAB

SLA Category		Response	Remedy
13.) Systems Availability	Uptime

Synchronoss agrees that its systems will be available [...***...] of the time per month during the daily hours of [...***...] to [...***...] - Monday thru Sunday EST. This response does not include scheduled downtime.

[...***...] credit off all Transaction fees for that month’s invoice if the systems are unavailable for a cumulative amount in excess of [...***...] and up to [...***...] in duration.

[...***...] credit off all Transaction fees for that month’s invoice if the systems are unavailable for a cumulative amount in excess of [...***...] and up to [...***...] in duration.

[...***...] credit off all Transaction fees for that month’s invoice if the systems are unavailable for a cumulative amount in excess of [...***...] in duration.

These credits are cumulative, so that each month’s invoice can receive a maximum credit of [...***...].

14.) Scheduled Downtime	Scheduled Downtime	Synchronoss agrees that it will not schedule down time in excess of [...***...] per month outside of the above timeframes.	[...***...] credit off of all Transaction fees for that month’s invoice for each event of scheduled downtime beyond the first [...***...] in duration. This remedy is capped at [...***...].
15.) Network Connectivity	Measures the up time of the telco network Synchronoss uses to send and receive data.	Synchronoss agrees that that its telco network will be available [...***...] of the time.	0.5% credit off of all Transaction fees for that month’s invoice for each event of scheduled downtime beyond the first [...***...] in duration. This remedy is capped at [...***...].
16.) Application Server(s)	Uptime

Synchronoss agrees that an application server will be available [...***...] of the time per month during the daily hours of [...***...] to [...***...] - Monday thru Sunday EST. This response does not include scheduled downtime.

[...***...] credit off of all Transaction fees for that month’s invoice for each event of scheduled downtime beyond the first [...***...] in duration. This remedy is capped at [...***...].

*** Confidential Treatment Requested

Synchronoss shall provide Customer with monthly reports detailing its compliance or noncompliance with the SLAs set forth above, which shall include any supporting information for calculation of the credits.

All credits due to Customer pursuant to these SLAs shall be reflected on the same invoice as the Transactions fees to which they relate.

•                  Vonage will supply Synchronoss with a 1 month notification, in regards to any major promotional campaigns (print or multimedia) being launched that could potentially increase the projected volumes of Orders.

•                  Synchronoss Technologies has a Business Continuity Plan, which encompasses STI’s DR plan and is available upon request from Vonage.

Attachment 2

Order Fee Schedule Matrix

(See attached matrix)

Scenario		Port- In	Port Out	Disconnect	Cancel	Change DD	Incomplete	DL
1	Vonage Port In number from another carrier	*
2	Vonage requests directory listing on a Port In Order from another Carrier on the same Port In Order via mechanized interface	*
3	Vonage requests a directory listing on a Port In number after Vonage has Ported the Number							*
4	Another carrier requests to Port a number from Vonage		*
5	Vonage requests a Port In number to be disconnected and remove listings			*
6	On a Port In Order Vonage provides Synchronoss a FOC change before 2pm eastern time.	*
7	On a Port In Order Vonage provides Synchronoss a FOC change after 2pm eastern time.	*				*
8	A Port Out Order requires a change of DD after 2pm eastern time.		*			*
9	A customer changes a FOC more than 3 times on a LNP order	*				*
10	A Port In or Port Out Order is canceled before the subscription is made at the				*

NPAC
11	A Port In Order is canceled after a subscription is made with the N PAC	*
12	A Port Out Order is canceled after a subscription is made with the NPAC		*
13	A customer wants to change a listing on a LNP Order after it has been ported						*
14	A customer wants to list a Vonage telephone number						*
15	An Order starts the porting process and then remains inactive for 45 calendar days without being subscribed at the NPAC					*
16	A Disconnect Order is updated with a DD or data change before the agreed upon cut off time on the day of the DD			*
17	A Disconnect Order is canceled before it is subscribed with at the NPAC				*
18	A carrier requests to Port Out a number and during the process Vonage wins back the customer before a NPAC subscription has been created				*
19	A carrier requests to Port Out a number and during the process Vonage wins back the customer but a NPAC subscription has been created		*

Report Examples

Daily Report

Mon Apr 11		page 1
DAILY REPORT

Run Date
11-APR-2005 07:00:00

Orders Received in Current Bill Period Type

Order	Day	Total

LNP	04-01-05
04-02-05
04-03-05
04-04-05
04-05-05
04-06-05
04-07-05
04-08-05
04-09-05
04-10-05
****************
Sub-Total	xxxxx

Total	xxxxx

Year	(All)
Month	(41)
Week Ending	(All)

Total New Orders		Order Type
Received Date	LSP_Name	LNP	DL	Grand Total
4/7/2005	Verizon East	[...***...]		[...***...]
	Bell South	[...***...]		[...***...]
	SBC/PacBell/Snet/Ameritech	[...***...]		[...***...]
	(blank)	[...***...]		[...***...]
	Qwest	[...***...]		[...***...]
	Verizon West	[...***...]		[...***...]
	Comcast/ATT Broadband	[...***...]		[...***...]
	Cox	[...***...]		[...***...]
	Focal	[...***...]		[...***...]
	Teleport Communications	[...***...]		[...***...]
	XO Communications	[...***...]		[...***...]
	Central Telephone Co	[...***...]		[...***...]
	Cablevision	[...***...]		[...***...]
	Knology	[...***...]		[...***...]
	Broadview	[...***...]		[...***...]
	Cincinnati Bell	[...***...]		[...***...]
	KMC Telecom	[...***...]		[...***...]
	Florida Digital Ntwk	[...***...]		[...***...]
	MU Metro ATS	[...***...]		[...***...]
	MPower Comm	[...***...]		[...***...]
	Paetec	[...***...]		[...***...]
	Choice One	[...***...]		[...***...]
	RCN	[...***...]		[...***...]
	Altel/Sugarland	[...***...]		[...***...]
	Sprint	[...***...]		[...***...]
	Starpower Communications	[...***...]		[...***...]
	Citizens	[...***...]		[...***...]
	United Telephone Co.(Sprint)	[...***...]		[...***...]
	Allegiance Telcom	[...***...]		[...***...]
	Cavalier	[...***...]		[...***...]
	Conversent Comm	[...***...]		[...***...]
	Alltel	[...***...]		[...***...]
4/7/2005 Total		[...***...]		[...***...]

This report shows the daily activity. In addition, it allows for manipulation for year to date and separation by carrier. A second tab associated with the report shows all cancels and completes.

*** Confidential Treatment Requested

[letterhead with top & right border]

[logo]

Vonage e911 Gateway and Error
management support
Statement of Work

Date:  03/16/2006

Proprietary Information

Not to be disclosed without written permission from Synchronoss Technologies, Inc.

TABLE OF CONTENTS

1.0	STATEMENT OF WORK	3

2.0	STATEMENT OF WORK (“SOW”) OVERVIEW	3

2.1	BUSINESS OVERVIEW AND OBJECTIVES	3

3.0	DEFINITIONS	3

4.0	PROJECT SCOPE	6

4.1	OVERVIEW	6
4.2	SERVICES TO BE PROVIDED	6
4.3	REPORTING	7
4.4	DELIVERABLES	7

5.0	PROJECT RESPONSIBILITIES, ASSUMPTIONS AND METRICS	8

5.1	SYNCHRONOSS RESPONSIBILITIES	8
5.2	CUSTOMER’S RESPONSIBILITIES	9
5.3	PROJECT ASSUMPTIONS	9
5.4	PERFORMANCE METRICS	10

6.0	CRITICAL MILESTONES	10

6.1	IMPLEMENTATION PHASE	10

7.0	COMPENSATION	11

7.1	PRICING	11
7.2	KEY PRICING ASSUMPTIONS	11

8.0	INTELLECTUAL PROPERTY INVENTORY	12

9.0	TERM AND TERMINATION	13

10.0	PROJECT LEADS	14

11.0	ACCEPTANCE OF STATEMENT OF WORK	14

SCHEDULE B – SLAS		17

ATTACHMENT C		20

ATTACHMENT D		21

1.0  Statement of Work

This Statement of Work is entered into with Vonage Network Inc., a Delaware corporation (“Vonage” or “Customer”) with a principal place of business at 23 Main Street, Holmdel, New Jersey and Synchronoss Technologies, Inc. a Delaware corporation with a principal place of business at 750 Route 202 South, Suite 600, Bridgewater, NJ 08807, (“Synchronoss”) pursuant to the Master Services Agreement between the parties, dated as of May 5, 2005 (the “Services Agreement”). This Statement of Work shall have no effect, separate and apart from the Services Agreement, and all capitalized terms used herein without definition will have the same meanings as specified therefore in the Services Agreement.

2.0  Statement of Work (“SOW”) Overview

2.1  Business Overview and Objectives

This SOW supports the development of the e911 Error correction gateway, as well as e911 manual Error support for those addresses that can not be verified and completed during the automated process. Synchronoss will provide an outsourced platform to be utilized by Synchronoss agents to work the e911 Error.

3.0  Definitions

Word	Definition
ActivationNow®	Synchronoss’ proprietary platform, which Synchronoss uses internally to integrate the process components critical to complex voice, data and IP service fulfillment.
Cancel Order	An Order to cancel a pending transaction at any time before completion or before the Order is declared incomplete.
CA	Vonage’s internal Customer Care Application that manages various internal workflow.
Ebonded	Connected via a mechanized interface using CORBA or XML
End User	The final user of a service provided by Vonage or a Telephone Service provider
Error	An address on a Vonage Order that does not match the TCS database
Exception Order	An order where an SLA is not met
Fallout	When Orders do not flow through the systems and require manual intervention to complete the Order process.
FOC Date	The date the Donor Carrier has confirmed the Port will take place.

3/24/2006	© 2006 Synchronoss Technologies Inc.

3

Incomplete Order	An incomplete order that has had no activity for 45 days and a subscription has not been done at the NPAC.
IXC	Inter-Exchange Carrier provides telephone service between service exchanges
LD	Long Distance is a service provided by different companies to process calls outside an end users local calling area
LEC	Local Exchange Carrier provides local telephone service to end users
LERG	Local Exchange Routing Guide which lists all North American Class 5 Offices and describes their relationship to Class 4 offices
LIDB	Line Information Database containing all valid telephone and calling card card numbers in the relevant region, and has the necessary information to perform billing validation
LNP	Local Number Portability is the process of moving a donor carriers telephone number to a new carrier
LOA	Letter of Authorization provides the new telecommunications provider with permission to act on behalf of a customer
LSP	The local telephone company currently providing service to the subscriber
LSR	Local Service Request is a form used to process porting requests with the carriers
Manual CSR Lookup	A non eBonded CSR lookup is completed with carriers to which Synchronoss is not connected to via a mechanized interface
Non-Ebonded	All other methods of connectivity between two companies, including E-fax and using the LSPs / LSPs GUI
Not Resolved	Orders that STI worked measured by change of status but was not able to complete due to issues outside of STI’s control.
NSP	Network Service Provider refers to the companies Vonage uses to provide their last mile telephone service connectivity, numbers and connectivity
Order	A e911 Error order received by STI to work.
Production	Application is working in outside of a test environment
Production Period	The 24months following the implementation period and beginning with the first successful e911 Error Order processed.
RT	Response Tracking is the system utilized by Vonage customer care to track end user email communications
SME	Subject Matter Expert is someone knowledgeable in a specific area

4

SPOC	Single Point of Contact is the key individual within a company assigned to handle the internal coordination needed between departments to work with an outside vendor
SSL	Secure Socket Layer used for secure data transmitting
Standard Reports	Reports that are designed and delivered on a recurring schedule that provide Order status and SLA status.
Status Codes	Codes that explain the status of an Order during the processing of an Order.
Subscriber	A Vonage Customer
TCS	TeleCommunication Systems, the 911 provider for Vonage services.

5

4.0  Project Scope

4.1  Overview

To develop the e911 Error correction gateway, as well as manage all of the e911 Error for Vonage, Synchronoss shall support the following activities:

•             Synchronoss will receive all of the Vonage e911 Error transactions thru a tool that Synchronoss shall develop and provide access to Vonage and pass to TCS for correction validation. Prior to the development of the Synchronoss tool, Vonage shall send its e911 Error transactions to Synchronoss by uploading the errors to the Vonage RT System which Synchronoss shall access via a virtual private network and a password and id assigned by Vonage.

•             Synchronoss will verify the customer supplied address with the TCS database and pass the appropriate information back to Vonage.

•             Synchronoss will manage the e911 Error and contact the customer where necessary, via a phone call and/or email, to verify their information and gather the correct information for the Vonage billing database.

•             Synchronoss will provide standard reporting to Vonage to show the performance of the e911 Error correction program.

4.2  Services to be provided

To meet Vonage’s e911 Error correction gateway processing requirements, Synchronoss shall provide the following Set-Up and Configuration services (collectively “Services”):

•             Configuration of and access to the Synchronoss ActivationNow® platform for e911 Error correction and workflow management

•             Hosted hardware

•             Full tier 1 to 3 tech support for ActivationNow®

•             Fully redundant systems

•             Access to Web-based Order status and reporting interface

•             Data collection and reporting

•             Generate Status Codes and data streams to provide Vonage with an update of all e911 transaction that flow thru the gateway

•             Maintain and update systems and programs

6

In order to process each e911 transaction, Synchronoss shall host the ActivationNow® platform at its site and provide the following functions:

•             Receive all e911 Error transactions from Vonage via a format to be determined by both parties and management of these transactions

•             Synchronoss will manage all e911 Error transactions in a Synchronoss Care Center.

•             Work-list functionality to manage all of the e911 Error transactions between Vonage and TCS.

•             Generate Reports, as specified in Section 4.3 below and deliver as discussed between Synchronoss and Vonage.

4.3  Reporting

During the eight-week development of the detailed system requirements, Synchronoss and Vonage will discuss and agree upon 3 Standard Reports. Additional reports are available at additional ad-hoc rates.

4.4  Deliverables

Deliverables for these Services are the three (3) Standard Reports described in Section 4.3.

7

5.0  Project Responsibilities, Assumptions and Metrics

5.1  Synchronoss Responsibilities

•             The Synchronoss Project Manager shall coordinate, plan, organize, control, integrate and manage the completion of all project initiatives according to sound project management principles.

•             The Synchronoss Project Manager has overall project implementation responsibility and accountability for implementing the ActivationNow® platform pieces for the e911 Error transaction.

•             Synchronoss will provide mock reports for SLA compliance four weeks after final contract signature between Synchronoss and Vonage. The parties shall discuss the provided format and agree upon a format for future reports.

•             Synchronoss will make the SLA compliance reports available to Vonage 8 weeks following final contract signature between Synchronoss and Vonage.

•             Synchronoss that Interface with the Vonage SPOC for any project issues.

•             Synchronoss shat participate in all relevant Vonage e911 project meetings.

•             Synchronoss shat, provide a SPOC for Vonage.

•             Synchronoss shall maintain confidentiality and abide by Vonage e911 policies, privacy policy and, when on Vonage site(s), security polices and procedures.

•             Synchronoss shall document business requirements necessary to meet the objectives of this SOW and provide such documentation to Vonage.

•             Synchronoss shall provide all necessary resources to perform tasks outlined in this SOW.

•             Synchronoss shall provide system release schedules, updated requirements and maintenance schedules as mutually agreed by the parties.

•             See Attachment C for the E911 Error correction process.

•             Synchronoss will utilize the Change Management form (see Attachment D) to notify Vonage of any potential opportunities for improvements.

•             Synchronoss shall not use Vonage’s name, logos, service marks, trademarks and/or trade dress without Vonage’s prior written consent.

8

5.2  Customer’s Responsibilities

In connection with this SOW, the Customer shall perform the following functions:

•             Customer shall assign a SPOC to coordinate and manage all internal Customer activities to support the project schedule for Vonage’s internal updates.

•             Upon reasonable notice from Synchronoss, Vonage shall make available SMEs to work with Synchronoss on a real-time basis as required.

•             Vonage will be notified via an error message from TCS that the address has not passed verification and will then pass those addresses to Synchronoss to work.

•             Vonage shall provide access to all data and systems necessary to support project timelines and objectives.

•             The Vonage SPOC will designate and invite the appropriate attendees to participate in weekly (or other mutually agreed to time period) project status meetings.

•             While in production, the Customer shall provide a SPOC and escalation process for all systems and processes outside of Synchronoss’ control.

•             The Customer or their designated e911 Vendor shall provide Synchronoss with on going system release schedules and coordinate activities.

•             Vonage will utilize the Change Management form (see Attachment D) to notify Synchronoss of any potential opportunities for improvements.

•             During and after the term of this Statement of Work, Customer agrees to (i) defend Synchronoss against any claim by a third party that results from or arises out of any Customer Information provided by Customer and (ii) indemnify Synchronoss for settlement amounts and damages, liabilities, penalties, costs and expenses (including reasonable attorneys’ fees) finally awarded and arising out of such claim; provided, that the foregoing shall not apply to the extent of Synchronoss’ gross negligence or willful misconduct in performing the Services related to such claim

•             Vonage shall not use Synchronoss’ name, logos, service marks, trademarks and/or trade dress without Synchronoss’ prior written consent

5.3  Project Assumptions

•             Both parties will agree and sign off on the acceptance of their understanding of the detailed Synchronoss proprietary requirements documentation.

•             Target functionality is to support the flow through of all Vonage e911 Error transactions.

•             Synchronoss will provide Customer with a SPOC for this project in addition to an escalation process and contact list.

•             Customer will provide Synchronoss with a SPOC for this project in addition to an escalation process and contact list.

•             Customer will provide technical SME for data integration process.

9

•             Data encryption is SSL or other alternative method agreed to by parties.

•             Project status meetings will occur weekly (or other mutually agreed to time period) via teleconferencing or in person.

•             Customer resources will be available and committed to a schedule for analysis, review and clarification and project related issues.

•             Customer and / or Synchronoss will resolve all outstanding issues related to the project that is the subject of this SOW within a reasonable time period not to exceed four (4) weeks after the execution of this SOW by both parties.

•             Customer agrees that in performing the Services Synchronoss (i) will use and rely primarily on the Customer Information and (ii) does not assume any responsibility for the accuracy or completeness of any Customer Information, and will not undertake to verify its accuracy or completeness. By way of illustration and not limitation, Synchronoss will rely on the address and telephone number from Vonage to perform error correction work and Synchronoss will rely on the TCS database as the 911 official database of record.

5.4  Performance Metrics

Please see attached Schedule B for SLAs.

6.0  Critical Milestones

6.1  Implementation Phase

The Implementation Phase will begin on February 6, 2006 and be completed on April 3, 2006. A detailed project plan will be created upon contract signing. The Plan will include the following:

•             Requirements

•             Development

•             Database setup

•             Unit Testing

•             Integration Testing

•             Launch

10

7.0  Compensation

7.1  Pricing

Refer to Schedule A.

7.2  Key Pricing Assumptions

•             Synchronoss shall invoice the Customer on the first of every month for the preceding month’s transactions.

•             Travel and living expenses (i.e. airfare, hotel, car, meal, phone) associated with project activities will be pre-approved by Vonage in writing and billed back to Vonage at cost. Vonage shall have no obligation to reimburse Synchronoss for any travel or living expenses that Vonage has not pre-approved.

•             Vonage will incur a cost for all API updates and maintenance involving the connection between Synchronoss and TCS in order to keep the e911 Error Correction Gateway current with latest TCS API.

•             All telecommunications and bandwidth costs between Vonage and Synchronoss, or Vonage’s channel partners/customers and Synchronoss, will be paid by Vonage at its expense. To the extent possible, Synchronoss shall use Vonage service on accounts Vonage shall provide Synchronoss exclusively for this purpose.

•             If an order is processed from “initial” status to another state in the STI Error Correction Gateway) and a customer cancels their Vonage order, Synchronoss will bill Vonage for the error correction.

•             If the order status has not changed from the “initial” status and customer cancels the order Synchronoss will not charge Vonage for the error correction.

11

8.0  Intellectual Property Inventory

All software, hardware, know-how, processes and other information, as well as all modifications, fixes and upgrades to same, that are described in this Section 8.0 or that are otherwise used in connection with performing the Services shall not be deemed to be Deliverables as such term is used in the Services Agreement. Synchronoss Intellectual Property for this project consists of ActivationNow® and its components including without limitation the following:

•             Electronic Order Gateway that is used to receive both LNP and non LNP Orders from the Customer and provide status back to the Customer using Synchronoss defined messages.

•             Work Flow Manager, which is used to process Orders.

•             Web Based User Interface used to view and manage Orders.

•             A reporting GUI used to show Customer standard reports and status.

If necessary to access the Service provided under this Statement of Work, then during the term of this Statement of Work and subject to all terms and conditions in the Agreement, Synchronoss grants Customer a nonexclusive, nontransferable license to use the applicable components of the Synchronoss Intellectual Property (via the interface that Synchronoss makes available to Customer) solely in connection with accessing the Service for Customer’s internal business purposes. Except for the limited rights and licenses expressly granted under this Section 9.1 concerning the Synchronoss Intellectual Property, Customer receives no right or license to possess or use any of the foregoing, no other use is permitted and Synchronoss (and its licensors) shall retain all right, title and interest therein and thereto.

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9.0  Term and Termination

9.1.1  Term of Statement of Work

The term of this SOW is from February 6, 2006 and will continue for 12 months following the processing of the first e911 Error order. Any time during the implementation or at the conclusion of this SOW, the Customer may extend this project or increase the scope. In such event, the parties will negotiate in good faith an amendment to this SOW with the revised scope, deliverables, and associated pricing,  Unless terminated by either party, the project will automatically continue for successive 12 month periods under the terms of this agreement. At lease sixty (60) days prior to any automatic renewal, Synchronoss shall notify Customer of the impending renewal.

9.1.2  Termination for Convenience

Customer shall notify Synchronoss with a minimum of [...***...] advanced notice in writing, of Customer’s intention to terminate this SOW for convenience, during which period, Synchronoss shall continue to provide services in connection with this SOW.

*** Confidential Treatment Requested

13

10.0  Project Leads

Vonage Network Inc.
Name:

Synchronoss Technologies, Inc.
Name: Anthony Socci

11.0  Acceptance of Statement of Work

Vonage Network Inc.

Signed	/s/	Date	30 March 2006

Title	President

Synchronoss Technologies, Inc.

Signed	/s/	Date	3/16/06

Title	VP Service Delivery

14

Schedule A

1.0  Connect Fee

Connect fee of [...***...]. This fee will be invoiced in two installments half on the date of signature of this agreement and the remaining half after implementation of the e911 error correction gateway. This fee is for services and expenses associated with establishment of the e911 Error correction gateway.

2.0  Transaction Pricing

Synchronoss will charge Vonage [...***...] per error over an 8 week build and implementation time frame. Following the 8-week delivery timeframe and Vonage’s acceptance of Sychronoss work, the cost per error correction will fall to [...***...] per error with no accompanying gateway charge to Vonage. The [...***...] Error price includes working the error and up to [...***...] outbound phone calls for the total population of Vonage e911 Errors per month. Above and beyond the [...***...] outbound calls will be charged at an additional [...***...] per outbound call.

*** Confidential Treatment Requested

15

3.0  Pricing Terms and Special Provisions

On the 1st of each Production Period month, Vonage will transmit to Synchronoss a forecast of the total number of e911 Error orders expected for the subsequent month, as well as a rolling estimate of the total number of e911 Error orders expected for the subsequent 60 days.

3.1.1   Monthly Forecast for Production months 1 – 12

a.)  If the actual number of Orders exceeds [...***...] of the Vonage forecast, at Vonage’s discretion, Synchronoss shall either:

1.1.1                        Apply best efforts to the orders above [...***...] and not be bound to the conditions provided in Schedule B for SLAs.

1.1.2                        Negotiate a premium payment to manage excess Order volumes over the [...***...] forecast with no effect on the Schedule B SLAs.

Vonage will be required to provide Synchronoss with a transaction volume forecast for the first 2 months following contract signature, but will not be held to the forecast. At the end of the first 2 months, Vonage will be required to provide Synchronoss with a committed forecast and a 60 day estimate and if the actual number of e911 Error orders is less than 85% of the Vonage forecast, Vonage will be invoiced an amount equal to 85% of the hard forecast supplied for that month.

*** Confidential Treatment Requested

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Schedule B – SLAs

The SLA Table attached hereto as Schedule B will be updated as needed by mutual agreement.

17

Error Correction SLAs	(SLA’s are in effect after system implementation)

SLA Category	Description	Remedy
1.) The processing time for Synchronoss to work an error correction out of the initial errors status.	Synchronoss will work [...***...] of the error corrections within [...***...]. This is measured by receipt timestamp and the change of status from initial to the next appropriate status.	The difference of actual orders worked and [...***...] of orders received will receive a [...***...] discount on each order’s transaction price.

2.) The processing time for Synchronoss to work an error correction out of the initial errors status.	Synchronoss will work the remaining [...***...] of the error corrections within [...***...]. This is measured by receipt timestamp and the change of status from initial to the next appropriate status.	The difference of actual orders worked within [...***...] and [...***...] of orders received will receive an additional [...***...] discount on each order’s transaction price.

3.) The processing time for Synchronoss to complete and error correction after receipt from Vonage.

Synchronoss will complete [...***...] of the error corrections within [...***...]. This is measured by receipt timestamp and the completion status timestamp.

At no time should the backlog float exceed [...***...] of all orders. If any individual day greater than [...***...] of the [...***...] forecasted average transaction volume, then this SLA does not apply.

Errors that fall into a Not Resolved status are exempt from this SLA. A Not Resolved error correction status is defined in Attachment C of this Document.

The difference of actual orders completed within [...***...] and [...***...] of the orders received in a [...***...] period will receive an additional [...***...] discount on each order’s transaction price.

No one order can receive more than a [...***...] discount.

•             Synchronoss shall provide Vonage with monthly reports detailing its compliance or noncompliance with the SLAs set forth above, which shall include any supporting information for calculation of the credits.

•             All SLA’s are waived during scheduled maintenance windows, as well as non scheduled downtimes of the TCS and Vonage’s applications.

•             All credits due to Vonage pursuant to these SLAs shall be reflected on the same invoice as the Transactions fees to which they relate.

*** Confidential Treatment Requested.

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•             Vonage will supply Synchronoss with 1 month notification, in regards to any major promotional campaigns (print or multimedia) being launched that could potentially increase the projected volumes of e911 transactions.

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Attachment C

e911 Address Correction Process

Processing Steps:

After each step, resubmit address to TCS for validation; if address does not validate, proceed to the next step.

1.               Attempt to correct address with known correction methods. Examples of correction methods include:

a.               Standardizing address formats

b.              Correcting misspellings of address information

2.               Attempt to validate address using the TCS/Kivera and/or USPS websites.

3.               Attempt to contact customer via phone to determine correct e911 address.

4.               Attempt to contact customer via email to determine correct e911 address.

Customer Contact Assumptions:

1.               Synchronoss will attempt to call customer up to [...***...] times in a [...***...] day period. Each time the customer does not answer, STI will leave a message with a callback number.

2.               Synchronoss will attempt to email customer via the Vonage RT system one time.

E911 Addresses that Cannot Be Resolved:

These are situations where the customer’s e911 address will not be able to be corrected and resolved with TCS.

1.               Customer states that the place of residence (or place of use of Vonage service) is not in the US or Canada

2.               APO addresses cannot be validated.

3.               Customer may refuse e911 service

4.               Customer may not respond to phone and email contacts

5.               PO Boxes cannot be validated

6.               Rural Route (RR) mailing addresses cannot be validated

7.               Some new street addresses/developments cannot be validated

8.               Some addresses will be valid in USPS, but they are not valid in TCS, hence making the address not resolved.

*** Confidential Treatment Requested

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Attachment D

CHANGE ORDER FORM

Describe services or changes requested (attach additional pages if necessary)

1. Change Order requested by:

Vonage	Synchronoss

Name

Authorized Signature		Date

2. Modifications, clarifications or supplements to description of services in the scope of the Statement of Work, if any (attach additional pages if necessary).

3. Assignment of additional employees and resources (attach additional pages if necessary).

4. Impact on price, delivery schedule, payment schedule and scope of services (attach additional pages if necessary).

Acceptance or Rejection

SYNCHRONOSS
By:	Date:
Name:
Title:
Accepted:	Rejected:

VONAGE
By:	Date:
Name:
Title:
Accepted:	Rejected:

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Addendum A

In conjunction with the Vonage Gateway and Error Management Support SOW, Synchronoss will perform triage on a total of approximately fifty thousand (50,000) [...***...] back-log orders. These orders will be posted to the RT [...***...] queue and will be worked via the process described within the Vonage Gateway and Error Management Support SOW and accompanying attachments. The pricing for the [...***...] back-log orders is [...***...] per fallout worked, as stated in the SOW.

*** Confidential Treatment Requested

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EARLY START AGREEMENT

This Early Start Agreement (“Early Start Agreement”) is entered into on March 21, 2005 (the “Effective Date”), by and between:  SYNCHRONOSS TECHNOLOGIES, INC., a company organized and existing under the laws of Delaware, USA, having its registered office at 750 Route 202 South, Bridgewater, New Jersey, 08807, USA (hereinafter referred to as “Synchronoss”)

and

VONAGE NETWORK INC. a company organized and existing under the laws of Delaware, having its registered office at 2417 Route 27, Edison, New Jersey 08817 (hereinafter referred to as (“Vonage”).

Each of the above is hereinafter also referred to individually as a “Party” and collectively as the “Parties”.

1      Recitals

Synchronoss provides outsourced local number portability (“LNP”) services and desires to provide such services to Vonage.

Vonage wishes to engage Synchronoss’ services to port its customers’ telephone numbers to and from alternate carriers.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

2       Background

2.1       The Parties are in the process of negotiating a formal robust agreement for Synchronoss’ provision of LNP services to Vonage (the “Definitive Agreement”).

2.2       Synchronoss is available to commence the kickoff of the relationship immediately, and commencing the actual LNP services commencing on the Effective Date.

2.3       The purpose of this Agreement is to allow the parties to immediately commence the LNP services while the parties are simultaneously negotiating the Definitive Agreement.

2.4       This Agreement sets out the terms and conditions that shall apply with respect to the performed services until the Definitive Agreement is executed, or the relationship is terminated as provided herein.

2.5       This Agreement shall not allow for Synchronoss to perform services beyond May 3, 2005. The parties may agree to an extension(s) provided that the agreement is memorialized in a writing signed by both which states specifically what additional time frame and the additional fees which are authorized.

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3       The Early Start Services

3.1       Synchronoss shall perform the following services (the “Services”):

•      Provide professional services to mechanize the management of Vonage’s LNP process, and plan for the transition of Vonage’s LNP operations to Synchronoss, as more particularly described in Exhibits A and B attached hereto, and on the timeframe contained in Exhibit B.

3.2       The planning and organization necessary to deploy the Services shall commence immediately upon execution of this Agreement.

4       Fees and Charges

4.1       Vonage shall pay to Synchronoss a fee in the amount of [...***...] for services and expenses incurred from the Effective Date of March 21, 2005 through May 3, 2005 (“Professional Services Fee”), payable as follows:

4.1.1        [...***...] upon execution of this Agreement

4.1.2        [...***...] provided that Synchronoss has performed its obligations as stated in of this Agreement without commercially reasonable objection by Vonage.

4.2       The Professional Services Fee will be invoiced on the Effective Date of this Agreement.

4.3       If the Parties do not execute the Definitive Agreement by May 3, 2005 or Vonage has terminated the agreement prior to that date for reasons other than Section 8, Synchronoss has no obligation to continue to negotiate with Vonage and has no obligation to refund any portion of the Professional Services Fee.

4.4       Provided that this agreement has not been terminated pursuant to Section 8 and the Parties do not execute a Definitive Agreement by May 3, 2005 Vonage shall pay an additional break-up fee to Synchronoss in the amount of [...***...] (the “Break-Up Fee”). Such payment will be made within ten (10) days of the termination of this agreement.

4.5       If Synchronoss and Vonage have not entered into the Definitive Agreement by May 3, 2005, 2005, this Agreement shall automatically terminate and any unpaid fees pursuant to Section 4.3 and Section 4.4 will be due immediately.

5       Representations, Warranties and Limitation of Liability

5.1      Synchronoss represents and warrants that it (a) has the ability to pull Customer Service Records; (b) has the ability to provision Local Service Requests from local exchange carrier’s (LECs) using the ActivationNow™ platform (described in Exhibit A); (c) has the ability to provide LNP fallout management; (d) has the ability to subscribe ports to the number portability administration center (NPAC) using the ActivationNow™ platform (described in Exhibit A); and (e) will perform the Services in a professional manner.

5.2       Each party shall indemnify the other for any third party claims of intellectual property

***    Confidential Treatment Requested

2

infringement based on items provided by it to the other party. Synchronoss DOES NOT MAKE ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE WORK AND THE RESULT THEREOF, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.3       Limitation of Liability. EXCEPT FOR OBLIGATIONS OF INDEMNIFICATION FOR INTELLECTUAL PROPERTY CLAIMS, PROTECTION OF CONFIDENTIAL INFORMATION AND THE SECURITY OBLIGATIONS, SINCE LIABILITY FOR SUCH OBLIGATIONS ARE NOT LIMITED, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND, OR INCREASED COST OF OPERATIONS, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND BOTH EACH PARTY’S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY 12-MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL PAYMENTS MADE BY VONAGE DURING THE TERM OF THIS AGREEMENT.

6       Confidential Information

6.1       Each party will treat as confidential and will not use, disclose or otherwise make available the business, customer, financial, marketing, technical or other data or information (“Confidential Information”) received by such party from the other party to any person, other than such party’s employees who need to know such information for the purposes contemplated by this Agreement and who have signed written confidentiality agreements containing terms substantially similar to those contained in this Section. Each party shall instruct such employees, to keep such information confidential by using the same care and discretion that such party uses with respect to its own confidential property and trade secrets, and in no event less than commercially reasonable care. The foregoing shall not apply to information that (a) is or becomes available in the public domain (other than as a result of a breach of this Agreement), (b) which is independently known or developed by the recipient, or (c) is made available to recipient by a third party, other than a third party which recipient knew or should have known to be legally bound to maintain the confidentiality of the information.

6.2       Security. During the Term of this Agreement Synchronoss shall employ the commercially reasonable information security policies, products and procedures to protect Vonage’s Confidential Information. Synchronoss shall comply with any information security obligations reasonably required by Vonage to protect Vonage’s Confidential Information.

6.3       These Confidentiality provisions shall survive perpetually, including after termination of this Agreement for any reason.

3

7       Intellectual Property Rights

Synchronoss shall own all rights title and interest to all intellectual property contained or embodied in the materials, software and know-how Synchronoss brings to this engagement, and the ideas, concepts and know-how Synchronoss gains from performing the Services, and all Confidential Information Synchronoss provides to Vonage. Vonage will own all rights, title and interest in the intellectual property rights with of any Confidential Information, works of authorship, methods, processes or means, provided or disclosed to Synchronoss.

8       Termination for Breach

8.1    Either Party may terminate this Agreement at any time without further financial obligation upon any breach by the other Party of any provision of this Agreement after the breaching Party has received written notice of such breach and has had a ten (10) day opportunity to cure such breach.

9       No Exclusivity

9.1      The arrangement set forth in this Agreement is non-exclusive and this Agreement shall not prevent or prohibit Vonage from entering into similar agreements with other providers of services similar to the Services.

10     Miscellaneous

10.1     The waiver by either party of a breach of my provision of this Agreement or the failure by either party to exercise any right hereunder shall not operate or be construed as a waiver of any subsequent breach of that right or as a waiver of any right.

10.2     The invalidity or unenforceability of any provision of this Agreement shall not affect the enforceability of the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

10.3     Any amendment or modification to this Agreement can be effective only if reduced to writing and signed by duly authorized representatives of the parties.

10.4     Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by either party without consent of the other party, which shall not be unreasonably withheld, except that either party may assign this Agreement to its Affiliate or to a successor in interest pursuant to a merger or acquisition of or by the assigning party without such consent.

10.5     The parties hereto hereby acknowledge and agree that this Agreement is being entered into during the time in which the parties are negotiating the Definitive Agreement. Therefore, on and after the effective date of the Definitive Agreement this Agreement shall be of no further force and effect and will be superseded in its entirety by the Definitive Agreement.

10.6     The parties hereto are independent contractors and nothing contained in this Agreement shall be so construed as to constitute a partnership, joint venture or agency between the parties hereto.

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10.7     Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW JERSEY AND SHALL BENEFIT AND BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS LITIGATION.

10.8     Venue. Any controversy or claim arising out of or relating to this contract, or the breach thereof not resolved by mediation, shall be resolved in litigation in the appropriate State or Federal District Court venued in the State of New Jersey. Both parties consent to jurisdiction and venue in such courts in New Jersey.

IN WITNESS WHEREOF, the parties, as of the date first set forth above, have caused this Agreement to be executed by their duly authorized representatives.

Synchronoss Technologies Inc.		Vonage Network Inc.

By:	/s/ Lawrence R. Irving	By:	/s/ John S. Rego
Name:	Lawrence R. Irving	Name:	John S. Rego
Title:	CFO	Title:	CFO

5

Exhibit A
Vonage / Synchronoss Technologies LOI Pricing Agreement

I.      Services to be negotiated in the definitive “Agreement” include:

•      Transition Phase

•      E-bonding to NPAC

•      Number Porting

•      Porting of Vonage numbers for Vonage’s NSP

And/Or

•      Provide Vonage NSP with the LSR data needed to port the number

•      LSR fallout corrected by Synchronoss

•      Call customer when required

•      FOC date notification

•      Snap backs on day of port

•      E-Bonding or mechanized interface to Vonage’s NSP

•      Real Time CSR lookup

•      Reporting and Order Status

•      Web server integrated to Vonage

•      Provide Due Date intervals in instances where Synchronoss controls the port process through to the Local Service Provider

II.    Under this LOI, Synchronoss will provide Vonage with the professional services described under the following headings to facilitate the deployment of Synchronoss’ LNP Managed Services solution. The fixed fee for these services is [...***...] invoiced at the time of LOI Effective date.

a.)    ActivationNow™ Implementation (“Implementation”)

During the “Implementation Phase”, Synchronoss will develop detailed requirements, and begin to automate the following LNP functionality for Vonage through the ActivationNow™ platform. The following functionality implementation timelines are estimates based on discussions with Vonage to date, and will be finalized in the definitive “Agreement”.

•      May 15, 2005

•      Pull CSR’s

•      Feature Flags

•      Populate LSRs

•      Status by category and state

•      Email notifications on flags to customers

•      June 15, 2005

•      Automated LNP Website

•      LNP Call Center fallout

•      LERG / NPAC Dip

***    Confidential Treatment Requested

6

•      Pull Real time CSRs

•      Real Time Feature Flags

•      Post results back to web

•      LSRs processed by NSPs

•      Real time reporting

•      August 15, 2005

•      Fully Mechanized LNP Process from Customer to Port

•      NSP Options

•      NSP can port the number

•      STI can port the number for NSP

b.)  LNP Operations Transition Planning (“Planning”)

During the LOI “Planning Phase” Synchronoss will develop and document the detailed business and systems requirements, project plans and business processes required to support the transition of Vonage’s current LNP operation, as well as the management of Vonage’s existing LNP resources to Synchronoss. The actual transition of current LNP operations, as well as the milestones and timeframes for deployment of the LNP Managed Services Phase described in Appendix B of this LOI, will be defined in detail in the “Agreement”.

The following Synchronoss resources will be dedicated and deployed on-site at Vonage’s facilities in Edison, NJ during the “Planning” phase.

Program Manager
Project Manager
Process Engineer
LNP Operations Manager
LNP Center Manager
LNP SME
Quality Assurance Engineer

This team will be complimented with other non-dedicated Synchronoss resources including:

Business Analysts
Systems Architects
Developers
Testers
Additional LNP SME’s

7

Exhibit B
Vonage / Synchronoss Technologies Engagement Milestones

Quick Start Implementation (LOI) – Synchronoss implementation team and activities described in Appendix A, deployed on-site at Vonage to develop detailed business and systems requirements, project plans, evaluate current LNP operation, develop and document LNP business processes, begin automation and facilitate transition of current Vonage LNP operations and management of resources to Synchronoss.

MSA/SOW Agreement Complete – The target date for execution of a comprehensive MSA and SOW between “the Parties”.

Transition Phase — Synchronoss Account and Operations teams assume responsibility for the Management of the current Vonage LNP operation and resources.

Managed Services Phase 1 – Synchronoss assumes full LNP systems and operational responsibility. The Managed Services pricing model, terms and SLA’s negotiated in the “Agreement” are applied. The following LNP functionality is implemented:

•          Automated LNP Website

•          LNP Call Center fallout

•          LERG / NPAC Dip

•          Pull Real time CSRs

•          Real Time Feature Flags

•          Post results back to web

•          LSRs processed by NSPs

•          Real time reporting

Mechanization Complete – The following additional LNP functionality is implemented:

•          Fully Mechanized LNP Process from Customer to Port

•          NSP Option

•      NSP can port the number

•      STI can port the number for NSP

8